UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Church & Dwight Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Church & Dwight Co., Inc.

2013

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

MEETING DATE

May 2, 2013

Church & Dwight Co., Inc. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628	Consumer and Specialty Products

CHURCH & DWIGHT CO., INC.

LOCATION OF THE MEETING

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey

08628 USA

(609) 806-1200

www.churchdwight.com

Notice of Annual Meeting of Stockholders to be held Thursday, May 2, 2013.

The Annual Meeting of Stockholders of Church & Dwight Co., Inc. will be held at Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628 on Thursday, May 2, 2013 at 12:00 p.m., to consider and take action on the following:

1.	Election of three persons to serve as directors for a term of three years each;

2.	Approval of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan;

3.	An advisory vote to approve compensation of our named executive officers;

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013; and

5.	Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 4, 2013 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Whether or not you expect to attend the meeting, we urge you to vote by submitting your proxy. You may vote your proxy three different ways: By mail, Internet or telephone. Please refer to detailed instructions included herein or with the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

PATRICK D. DE MAYNADIER

Executive Vice President,

General Counsel and Secretary

Ewing, New Jersey

March 21, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 2, 2013: The Notice of Annual Meeting, proxy statement and 2012 Annual Report to Stockholders are available at: https://materials.proxyvote.com/171340.

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey

08628 USA

(609) 806-1200

www.churchdwight.com

From North

Via the New Jersey Turnpike

Take the New Jersey Turnpike S to Exit 9.

After the toll, stay right; take Route 18 North for  1/2 mile.

From Route 18, take Route 1 South for approximately 20 miles to the I-95 S exit.

Merge onto I-95 S and proceed approximately 5 miles.

From I-95 S, take Exit 4 for New Jersey 31 towards Ewing/Pennington.

Turn left onto NJ-31 S / Rte. 31 S.

After approximately  1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

Via US Route 1 South

Take US Route 1 S to the I-95 S exit.

Merge onto I-95 S and proceed approximately 5 miles.

From I-95 S, take Exit 4 for New Jersey 31 towards Ewing/Pennington.

Turn left onto NJ-31 S / Rte. 31 S.

After approximately  1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

From South

Via Interstate 95

Take Route I-95 North towards New Jersey.

Take Exit 4 for New Jersey 31 towards Ewing/Pennington.

Turn right onto NJ-31 S / Route 31 S.

After approximately  1/4 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

Via Interstate 295

Take Route I-295 N towards Trenton.

Continue onto I-95 S.

Take Exit 4 for New Jersey 31 towards Ewing/Pennington.

Turn left onto NJ-31 S / Route 31 S.

After approximately  1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628

(609) 806-1200

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors (the “Board of Directors”) for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 2, 2013 and at any adjournments thereof.

Who Can Vote

Each holder of record of our common stock at the close of business on March 4, 2013 is entitled to vote at the Annual Meeting. At the close of business on March 4, 2013, 138,155,613 shares of our common stock were outstanding.

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

The Securities and Exchange Commission has adopted rules that allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the Annual Meeting. We intend to begin mailing the required notice, called a Notice of Internet Availability of Proxy Materials, or Notice, to stockholders on or about March 21, 2013. The proxy materials will be posted on the Internet, at https://materials.proxyvote.com/171340, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains important information, including:

•	The date, time and location of the Annual Meeting;

•	A brief description of the matters to be voted on at the Annual Meeting;

•	A list of the proxy materials available for viewing at https://materials.proxyvote.com/171340 and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.

How You Can Vote

You may vote by any of the following methods:

•

In person.    Stockholders of record and beneficial stockholders with shares held in street name (held in the name of broker or another nominee) may vote in person at the Annual Meeting. If you hold shares in street name, you must also obtain a legal proxy from your broker (or other nominee) to vote in person at the meeting.

•	By phone or via the Internet. You may vote by proxy by phone or via the Internet by following the instructions provided in the Notice, proxy card or voting instruction card provided.

•	By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by signing and returning the proxy card or voting instruction card provided.

If you vote by phone or the Internet, please have your Notice or proxy card available. The control number appearing on your Notice or proxy card is necessary to process your vote. A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned a proxy card by mail.

How You May Revoke or Change Your Vote

You have the power to revoke your proxy at any time before it is voted as follows:

•

Stockholders of record.    You may change or revoke your vote by submitting a written notice of revocation to our Secretary at the address listed above or by submitting another timely vote (including a vote via the Internet or by telephone). For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners. You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Required Vote

You are entitled to cast one vote for each share of common stock you own on the record date. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

Our by-laws (“By-Laws”) provide for majority voting in uncontested director elections. As a result, at the Annual Meeting, directors will be elected by the affirmative vote of a majority of the votes cast. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker “non-votes” are not counted as votes for or against a nominee. Each of our director nominees is currently serving on the Board of Directors. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board of Directors as a “holdover director.” Under our corporate governance guidelines, each incumbent director nominee submits, prior to an annual meeting of stockholders, a contingent resignation that the Board of Directors may accept if stockholders do not re-elect the director. In that situation, our Governance & Nominating Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action. The Board of Directors would act on the resignation, taking into account the Governance & Nominating Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified.

Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. An abstention will have the same effect as a vote against. A broker “non-vote” is not counted for purposes of voting on these matters.

How Shares Will be Voted

Stockholders of record.    If you are a stockholder of record and you:

•	indicate when voting on the Internet or by phone that you wish to vote as recommended by the Board of Directors, or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares FOR the election of the nominees described in this proxy statement, FOR the approval of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, FOR the compensation of our named executive officers and FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Beneficial owners.    If you hold shares in street name (in the name of a broker or another nominee), you must give instructions to your bank or broker on how you would like your shares to be voted. Under applicable New York Stock Exchange (“NYSE”) rules, your bank or broker has the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but does not have discretion to vote on “non-routine” matters, such as the election of directors or proposals on executive compensation matters. Thus, if a bank or broker holds your shares and you do not instruct the bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker also has no discretion to vote your shares on the proposals related to advisory votes on compensation of our named executive officers or the approval of our Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan without instructions from you.

Other matters.    The Board of Directors is not aware of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.

Costs of Solicitation

Solicitation of proxies on behalf of the Board of Directors may be made by our employees through the mail, in person and by telephone. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies for a fee estimated not to exceed $7,500 plus out-of-pocket expenses. We will pay all costs of the solicitation, and will indemnify D.F. King against liabilities relating to or arising from their proxy solicitation services conducted on our behalf, other than those resulting from willful misconduct or gross negligence. We also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding Notices of Internet Availability of Proxy Materials and proxy materials to beneficial owners.

PROPOSAL 1: ELECTION OF DIRECTORS

Our restated certificate of incorporation (“Certificate of Incorporation”) provides for the division of the Board of Directors into three classes, with the directors in each class serving for a term of three years. Our Board of Directors currently consists of ten members, with each class consisting of three members other than the class whose term expires at the 2014 Annual Meeting of Stockholders, which has four members.

At the Annual Meeting, three directors will be elected to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors has nominated Bradley C. Irwin, Penry W. Price and Arthur B. Winkleblack for election as directors at this meeting. All nominees currently are members of the Board of Directors and have agreed to be named in this proxy statement and to serve if elected.

In considering individuals to recommend for nomination as directors, our Governance & Nominating Committee seeks persons who collectively possess the range of attributes described below under “Corporate Governance—Governance & Nominating Committee.” The Governance & Nominating Committee and the Board of Directors believe that the nominees listed below and the directors continuing in office collectively possess these attributes, which, together with the respective experience and attributes described in the biographical summaries below, make each of our directors well qualified to serve on our Board of Directors.

We do not anticipate that any of the nominees will become unavailable to serve as a director for any reason, but if they became unavailable, the persons named in the enclosed form of proxy will vote for any substitute nominee designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in the relevant class.

Your Board of Directors unanimously recommends a vote FOR all of the following nominees.

Information concerning the nominees and the continuing members of the Board of Directors is provided below:

Standing for Election for Term Expiring in 2016

BRADLEY C. IRWIN

Mr. Irwin, 54, has been the President and Chief Executive Officer of Welch Foods Inc., a global processor and marketer of juices and jams, since February 2009. Mr. Irwin was President of Cadbury Adams North America LLC, the North American confectionery business unit of Cadbury Schweppes plc. (“Cadbury Schweppes”), from June 2007 through November 2008. From April 2003 through June 2007, Mr. Irwin was President of Cadbury Adams USA LLC, the United States confectionery business unit of Cadbury Schweppes. Mr. Irwin served as President of Mott’s Inc., a business unit of Cadbury Schweppes, from May 2000 through April 2003. From 1980 through 1999, Mr. Irwin served in various capacities for The Procter & Gamble Company. Mr. Irwin has been a member of our Board of Directors since 2006 and is a member of the Governance & Nominating Committee.

Mr. Irwin’s more than 30 years of experience in the consumer products industry, including his service in executive capacities at large multinational public companies that market products in the same categories as some of our products, enables him to provide valuable insights into a wide variety of matters relating to our operations. These matters include, among others, strategic planning, risk assessment and international operations.

PENRY W. PRICE

Mr. Price, 44, has been the President of Media6Degrees, LLC, a marketing technology company, since June 2011. From June 2004 through June 2011, he served in various capacities for Google, Inc., a provider of Internet-related products and services, the last of which was Vice President, Agency Sales and Partnerships, Worldwide. From July 2000 through June 2004, Mr. Price served as Sales Director of Wenner Media, LLC, a company engaged in the publication of magazines and production of radio and television programs, where he was principally responsible for revenue generation and strategic partnerships. Mr. Price has been a member of our Board of Directors since 2011 and is a member of the Compensation & Organization Committee.

Mr. Price’s extensive experience as a senior executive in companies specializing in digital marketing, advertising and social networks enables him to provide valuable perspectives on our marketing initiatives and strategies, including the use of social media and digital technology to reach new consumers.

ARTHUR B. WINKLEBLACK

Mr. Winkleblack, 55, has been Executive Vice President and Chief Financial Officer of H. J. Heinz Company, a global packaged food manufacturer, since January 2002. From 1999 through 2001, Mr. Winkleblack was Acting Chief Operating Officer-Perform.com and Chief Executive Officer- Freeride.com at Indigo Capital. Prior to working at Indigo Capital, Mr. Winkleblack held senior finance positions at the C. Dean Metropoulos Group, Six Flags Entertainment Corporation, AlliedSignal, Inc. and Pepsico, Inc. Mr. Winkleblack is also a member of the board of directors of the Extra Mile Foundation, a charitable non-profit organization which promotes the education of inner-city youth in Pittsburgh, Pennsylvania. Mr. Winkleblack has an MBA in Finance from the Wharton School at the University of Pennsylvania. Mr. Winkleblack has been a member of our Board of Directors since 2008 and is a member of the Audit Committee.

Mr. Winkleblack’s substantial executive experience, a significant portion of which has been in the consumer packaged goods industry, enables him to provide the Board of Directors with knowledgeable perspectives on strategic planning, international operations and business acquisitions. In addition, his experience as chief financial officer of a large multinational consumer goods company enables him to bring important perspectives to the Board of Directors and the Audit Committee on compliance, risk management and public reporting.

Continuing Directors

Current Term Expires in 2014

JOSÉ B. ALVAREZ

Mr. Alvarez, 50, has been a Senior Lecturer at Harvard Business School since February 2009. From April 2006 through July 2008, Mr. Alvarez was President and Chief Executive Officer of Stop & Shop/Giant LLC (“Stop & Shop/Giant”), a subsidiary of Ahold, NV, an international group of supermarkets based in the United States and Europe. Prior to his tenure as President and Chief Executive Officer, Mr. Alvarez was Executive Vice President of Supply Chain and Logistics for Stop & Shop/Giant. He also served as Stop & Shop/Giant’s Senior Vice President Logistics and Vice President of Strategic Initiatives. Before joining Stop & Shop/Giant, Mr. Alvarez worked at Shaw’s Supermarkets, where his positions included Vice President of Grocery Merchandising. He also worked at American Stores Company and its subsidiary, Jewel Food Stores, where his posts included Director of Market Research, Category Manager—Produce, store management positions and assignments in developing strategic initiatives. Mr. Alvarez is also a member of the boards of directors of The TJX Companies, Inc., an off-price retailer of apparel and home fashions in the United States, Canada and Europe, and United Rentals, Inc., an equipment rental company. Mr. Alvarez has been a member of our Board of Directors since 2011 and is a member of the Audit Committee.

Mr. Alvarez’s extensive experience in the supermarket industry enables him to provide valuable perspectives on practices and concerns of food stores, which constitute an important segment of our customer base. His experience as a chief executive officer and in supply chain logistics enables him to contribute knowledgably to assessments of competitive conditions in our industry and to our strategic planning and risk assessment. In addition, his experience in market research and other marketing related endeavors for the supermarket industry and at Harvard Business School, where he is part of the Marketing unit faculty, enables him to provide sophisticated analysis of our marketing initiatives and strategies.

JAMES R. CRAIGIE

Mr. Craigie, 59, has been our Chairman and Chief Executive Officer since May 2007. From July 2004 through May 2007, he was our President and Chief Executive Officer. From December 1998 through September 2003, he was President and Chief Executive Officer and a member of the board of directors of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. (“Top-Flite”). Mr. Craigie was recruited by Kohlberg Kravis Roberts & Co. to assist in the turnaround of this financially troubled athletic equipment manufacturer and marketer. Under two separate agreements, Spalding Sports Worldwide sold its Etonic shoe and glove business to a private investment entity and its non-golf sporting goods assets to Russell Corp. in April 2003 and changed its name to Top-Flite Golf Co. In addition, Top-Flite negotiated an asset purchase agreement and bid procedures with Callaway Golf Company (“Callaway”) to facilitate an expedited auction process and sale of assets. In June 2003, Top-Flite filed for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, and the court administered the auction process. In early September 2003, the bankruptcy court approved Callaway’s purchase of Top-Flite’s assets, which was completed later in the month. During the period from 1983 to November 1998, Mr. Craigie held various senior management positions with Kraft Foods Inc. Prior to entering private industry, he served for six years as an officer in the U.S. Navy. He currently serves as a member of the boards of directors of Meredith Corporation, a media and marketing company, and the Gettysburg Foundation, a non-profit foundation involved with restoring the Gettysburg battlefields. Mr. Craigie has been a member of our Board of Directors since 2004 and is a member of the Executive Committee.

Mr. Craigie’s intimate knowledge of our company, gained through over eight years of service as our Chief Executive Officer, enables him to provide important insights regarding our operations, including finance, marketing, strategic planning and senior management personnel matters. In addition, his leadership in connection with several of our acquisitions and dispositions, together with his stewardship over the sale of several businesses at Spalding Sports Worldwide, underscores his strong ability to analyze business combination and disposition opportunities.

ROSINA B. DIXON, M.D.

Dr. Dixon, 70, has been the Medical Director of Advance Biofactures Corporation, a pharmaceutical company, since January 2012. Dr. Dixon was Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, a pharmaceutical company, from September 2006 through December 2011. From 1986 through September 2006, she was a consultant to the pharmaceutical industry. She is a member of the boards of directors of Cambrex Corporation, a life sciences company, Daytop NJ, a residential substance abuse facility, and the New Jersey Conservation Foundation, a non-profit organization dedicated to the preservation of open space. Dr. Dixon also serves on the Board of Advisors for the Silberman College of Business at Fairleigh Dickinson University. Dr. Dixon has been a member of our Board of Directors since 1979, is the Chairperson of the Governance & Nominating Committee and is a member of the Executive Committee.

Dr. Dixon’s experience in the pharmaceutical industry enables her to address knowledgably regulatory issues related to those of our products that are subject to regulation by the Food and Drug Administration and other domestic and international regulatory agencies. In addition, her more than 30 years of service as a member of our Board of Directors has provided her with institutional experience that enables her to address strategic and governance matters, including considerations relating to the identification of qualified candidates to serve on our Board of Directors.

ROBERT D. LEBLANC

Mr. LeBlanc, 63, retired in 2003 as President and Chief Executive Officer of Handy & Harman, a diversified industrial manufacturer, and as Executive Vice President and member of the board of directors of Handy & Harman’s parent company, WHX Corporation, where he had been employed since 1996. He is currently a member of the board of directors of Joliet Equipment Corporation, an industrial motor and motor repair company. From December 2003 to December 2006, Mr. LeBlanc was a member of the board of directors of Opinion Research Corporation, a demographic, health and market research company. From 2006 to 2011, he was a member of the Board of Advisors of Jetera, Inc., a precision media company. Mr. LeBlanc has been a member of our Board of Directors since 1998, is a member of the Governance & Nominating and Executive Committees and is the Board of Directors’ designated lead independent director (the “Lead Director”).

Mr. LeBlanc’s experience as a chief executive officer of an industrial manufacturer and background in the global chemistry industry enables him to share important insights with the Board of Directors on a variety of matters involving our Specialty Products Division, the raw materials and processes used in our production facilities and our operations generally, including marketing, information technology and business integration. In addition, his experience as a member of the boards of directors of several public and private companies enables him to provide an informed perspective on interaction with executive management and on executive compensation and corporate governance matters.

Current Term Expires in 2015

T. ROSIE ALBRIGHT

Ms. Albright, 66, retired in September 2001 as President, Carter Products Division of Carter-Wallace, Inc. (“Carter-Wallace”), where she had been employed since December 1995. From November 1993 through November 1995, she served as General Manager and Executive Vice President, Revlon Beauty Care Division, and Executive Vice President, Almay Cosmetics Division, of Revlon, Inc. From September 2001 through May 2004 she was an advisor to the board of directors of Armkel LLC (“Armkel”). Armkel succeeded to a portion of Carter-Wallace’s consumer products division in September 2001 and was merged into Church & Dwight in May 2004. Ms. Albright is also a member of the board of directors of UIL Holdings Corporation, a holding company for The United Illuminating Company, a regulated utility. Ms. Albright has been a member of our Board of Directors since 2004 and is the Chairperson of the Compensation & Organization Committee.

Ms. Albright’s experience as an executive and as a member of the boards of directors of public consumer products companies, including experience as president of the former Carter-Wallace division that manufactured and marketed a number of products we subsequently acquired, enables her to provide valuable perspectives on management and marketing of our consumer products portfolio. In addition, her experience as a member of audit, compensation and governance committees of several public company boards of directors has enabled her to share with the Board of Directors helpful insights on corporate governance and executive compensation matters.

RAVICHANDRA K. SALIGRAM

Mr. Saligram, 56, has been Chief Executive Officer, President and a member of the board of directors of OfficeMax Incorporated, a company engaged in business-to-business and retail office products distribution, since November 2010. From 2003 through November 2010, he served in several management positions with ARAMARK Corporation, a global food services company, including Executive Vice President from November 2006, President, ARAMARK International from June 2003 and Chief Globalization Officer from June 2009. Mr. Saligram served as Senior Vice President of ARAMARK Corporation from November 2004 through November 2006. From 1994 through 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group, a global hospitality company, including as President of Brands & Franchise, North America, Chief Marketing Officer & Managing Director, Global Strategy, President, International and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management positions with S. C. Johnson & Son, Inc. in the United States and overseas. Mr. Saligram is a trustee of the Eisenhower fellowships. Mr. Saligram has been a member of our Board of Directors since 2006 and is a member of the Compensation & Organization Committee.

Mr. Saligram’s experience encompasses building businesses and brands in the office products distribution, consumer packaged goods, hospitality and consumer and managed services industries. This experience, which currently encompasses principal executive responsibility over a company with annual sales in excess of $7 billion and previously included leadership over operational teams in a large number of countries, enables him to provide the Board of Directors with a valuable global perspective on governance and control matters, as well as on strategic planning and risk assessment issues.

ROBERT K. SHEARER

Mr. Shearer, 61, has been Senior Vice President and Chief Financial Officer of VF Corporation, a global lifestyle apparel company, since May 2005, and has served VF Corporation in several capacities since 1986, including Vice President-Finance and Chief Financial Officer from July 1998 to May 2005. Earlier in his career, Mr. Shearer held a senior audit position with Ernst & Young LLP. Mr. Shearer has been a member of our Board of Directors since 2008, is the Chairperson of the Audit Committee and is a member of the Executive Committee.

Mr. Shearer’s current role as chief financial officer of VF Corporation, coupled with his 12 years of experience in public accounting, enables him to provide our Board of Directors and Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to capital structure, information systems, risk management and public reporting. In addition, his participation in VF Corporation expansion initiatives, including a number of acquisitions and growth in international markets, enables him to provide important insights on international operations, business combination opportunities and strategic planning.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

Our corporate governance guidelines, including guidelines for the determination of director independence, the responsibilities and duties of the Board of Directors, director access to management and independent advisors, director compensation, the committees of the Board of Directors and other matters relating to our corporate governance, are available on the Investors page of our website, www.churchdwight.com. Also available on the Investors page are other corporate governance documents, including our Code of Conduct and the charters of the Compensation & Organization Committee, Audit Committee and Governance & Nominating Committee.

Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

Board of Directors Independence

Our corporate governance guidelines provide that a majority of the Board of Directors shall consist of independent directors who meet the criteria for independence required by the NYSE listing standards. A director will be considered independent if the Board of Directors affirmatively determines that the director has no material relationship with us (either directly, or as a partner, stockholder or officer of an organization that has a relationship with us). In assessing the materiality of a relationship, the Board of Directors considers all relevant facts and circumstances. In addition to the independence standards established by the NYSE, we have adopted categorical standards designed to assist the Board of Directors in making independence determinations set forth in our corporate governance guidelines. Under these standards, none of the following relationships disqualify any director or nominee from being considered “independent”:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with us,

•

A director’s service as an executive officer of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from us for property or services in an amount which, in any of the last three fiscal years, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues, or

•

A director’s service as an executive officer of a charitable organization that received annual contributions from us that have not exceeded the greater of $1 million or two percent of such charitable organization’s annual gross revenues in any of such charitable organization’s last three fiscal years.

The Board of Directors has affirmatively determined that each of T. Rosie Albright, José B. Alvarez, Rosina B. Dixon, Bradley C. Irwin, Robert D. LeBlanc, Penry W. Price, Ravichandra K. Saligram, Robert K. Shearer and Arthur B. Winkleblack are independent within the meaning of the NYSE listing standards and under the categorical standards described in our corporate governance guidelines.

The Board of Directors has further determined that each of the members of the Audit Committee, Compensation & Organization Committee and Governance & Nominating Committee are independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee meet the additional independence requirements of the NYSE applicable to audit committee members.

Compensation Committee Interlocks and Insider Participation

T. Rosie Albright, Penry W. Price and Ravichandra K. Saligram served on the Compensation & Organization Committee in fiscal year 2012. None of the directors who served on the Compensation & Organization Committee in fiscal year 2012 has ever served as one of our officers or employees. In addition, none of the directors who served on the Compensation & Organization Committee had any relationship with us or any of our subsidiaries during fiscal year 2012 pursuant to which disclosure would be required under applicable rules of the Securities and Exchange Commission pertaining to the disclosure of transactions with related persons. During fiscal year 2012, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation & Organization Committee.

Executive Sessions of Non-Management Directors

The Board of Directors meets at regularly scheduled executive sessions without members of our management present. The Lead Director, currently Mr. LeBlanc, is responsible for chairing the executive sessions of the Board of Directors.

Board of Directors Risk Oversight

The Board of Directors, acting principally through the Audit Committee, is actively involved in the oversight of the significant risks affecting our business. The Board of Directors’ and Audit Committee’s risk oversight activities are focused on management’s risk assessment and management processes.

Our Internal Audit department administers a vigorous risk assessment effort every other year, involving all of our executive officers. This process is designed to identify and rank the most significant risks that confront our company, including consideration of a large number of risks associated with companies in the consumer products industry. The assessed risks encompass, among others, enterprise, operational, compliance and financial risks. Our Chief Executive Officer assigns an executive officer to manage each of those risks identified as among the most significant. As part of the risk management process, our Internal Audit department annually prepares an Internal Audit project plan under which it reviews activities directed to business and financial related risks. This plan is subject to Audit Committee approval.

Our Internal Audit department also meets quarterly with our executive officers to assess any changes in the magnitude of identified risks, as well as the status of mitigation activities with regard to the most significant risks.

Our Director, Internal Audit reports directly to the Audit Committee. He advises the Audit Committee on a quarterly basis regarding management’s risk assessment process and the progress of mitigation activities designed to facilitate the maintenance of risk within acceptable levels. The Audit Committee reports to the Board of Directors with regard to these matters on a quarterly basis.

In addition to the efforts of the Board of Directors and the Audit Committee to address risk oversight generally, our Compensation & Organization Committee annually reviews incentive compensation to confirm that such compensation does not create risks that are reasonably likely to have a material adverse effect on us. As a result of its most recent review in 2012, the Compensation & Organization Committee concluded that our incentive compensation programs do not create risks that are reasonably likely to have a material adverse effect on us for the following reasons:

•

The 2012 performance metrics selected under our Amended and Restated Annual Incentive Plan, or our Annual Incentive Plan, are counterbalanced so that, for example, an undue focus on net sales at the expense of operating margins will not result in a higher payout.

•

The award that is earned based on achievement of corporate performance objectives under our Annual Incentive Plan may be reduced (but not increased) at the discretion of the Compensation & Organization Committee based on individual factors.

•

We have capped maximum awards under our Annual Incentive Plan over the past several years so that they could not exceed 200 percent of the target award, which helps to limit the potential for excessive emphasis on short-term incentives.

•

Stock options constitute a substantial portion of an executive’s total remuneration and vest as to all underlying shares on the third anniversary of the date of grant, which encourages a longer-term focus.

•	Annual stock option grants result in overlapping three-year vesting periods, reducing the risk of an inappropriate focus on one vesting date.

•	Our stock ownership guidelines require that our executives hold a significant amount of our stock to further align their interests to our stockholders on a long-term basis.

The Board of Directors believes that this division of responsibilities is the most effective risk management approach, and that our Board of Directors’ leadership structure supports this approach.

Board of Directors Leadership Structure

Our corporate governance guidelines provide that the Board of Directors may determine from time to time what leadership works best for us, including whether the same individual should serve both as our Chairman and our Chief Executive Officer. In addition, the guidelines provide that if the same individual serves as Chairman of the Board of Directors and Chief Executive Officer, the Board of Directors shall have a Lead Director.

James R. Craigie, our Chief Executive Officer, also serves as our Chairman. We believe that Mr. Craigie is in an optimal position to identify, and to lead Board of Directors discussions on, important matters related to our business operations. Mr. Craigie’s in-depth knowledge of our strategic priorities and operations enables him to facilitate effective communication between management and the Board of Directors, and ensure that key issues and recommendations are brought to the attention of the Board of Directors and management. We believe that Mr. Craigie can be an effective spokesperson for management and the Board of Directors by serving in both positions, and we do not believe that separating these two positions is necessary at this time to either safeguard the independent governance of, or sustain effective oversight by, the Board of Directors.

We also believe it is important to provide effective leadership for our independent directors. Therefore, our Board of Directors has selected Mr. LeBlanc from among our independent directors to serve as Lead Director. The Lead Director presides over all executive sessions and has the authority to call executive sessions. The Lead Director also consults with the Chairman of the Board of Directors and with the Secretary on Board of Directors meeting agendas. In addition, the Lead Director acts as a contact person to facilitate communications between employees, stockholders and others with the independent directors.

We believe that the presence of a Lead Director enhances the ability of the Board of Directors to provide independent oversight and supplements the following corporate governance practices, which also facilitate independent oversight:

•	All of our directors, other than our Chairman of the Board of Directors and Chief Executive Officer, are independent.

•	All of the members of our Audit Committee, Compensation & Organization Committee and Governance & Nominating Committee are independent.

•	The Board of Directors meets at regularly scheduled executive sessions without the presence of management.

Communication with the Board of Directors

Any person who wishes to communicate with the Board of Directors, including the Lead Director or the non-management directors as a group, may direct a written communication, addressed to the Board of Directors, the Lead Director or the non-management directors, at: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Such correspondence will be logged in and forwarded to the Lead Director of the Board of Directors.

Board of Directors Meetings and Board of Directors Committees

During 2012, the Board of Directors met eight times. The Board of Directors has a standing Audit Committee, Compensation & Organization Committee, Governance & Nominating Committee and Executive Committee, each described below. We expect the directors to attend all Board of Directors and respective committee meetings. In 2012, each incumbent director attended at least 75 percent of the aggregate number of meetings held by the Board of Directors and all committees of the Board of Directors on which such director served. Although we do not have a formal policy requiring attendance of directors at the annual meeting of stockholders, we expect all directors to attend the Annual Meeting absent exceptional circumstances. All incumbent directors who were directors at the time attended the 2012 Annual Meeting of Stockholders.

Audit Committee.    During 2012, the Audit Committee met six times. The members of the Audit Committee are Robert K. Shearer (Chairperson), José B. Alvarez and Arthur B. Winkleblack. Under its charter, the Audit Committee (i) has sole authority to retain, set compensation and retention terms for, terminate, and oversee and evaluate the activities of, our independent registered public accounting firm; (ii) reviews and approves in advance the performance of all audit and permitted non-audit services, subject to the pre-approval policy discussed below under “Pre-Approval of Audit and Permissible Non-Audit Services”; (iii) reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements and certain other disclosures included in our filings with the Securities and Exchange Commission; (iv) discusses with management, the internal audit personnel and our independent registered public accounting firm, our risk assessment and risk management policies, including our major financial risk exposures; (v) oversees the internal audit function; (vi) discusses with management, the internal audit personnel and our independent registered public accounting firm the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures; and (vii) oversees the adoption, periodic review and oversight of policies and procedures regarding business conduct and compliance and ethics programs.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the receipt of confidential, anonymous submissions by our employees with respect to concerns regarding questionable accounting or auditing matters. Such complaints and submissions may be made by writing to the following address: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Complaints may also be made via the internet at www.churchdwight.ethicspoint.com, or by calling our toll-free hotline. The number for calls placed within the United States and Canada is 1-855-384-9879. The numbers for calls placed in other countries may be found on the internet site www.churchdwight.ethicspoint.com. Such correspondence will be logged in and forwarded to the Chairperson of the Audit Committee or his designated delegates, who provide the Audit Committee with regular reports.

The Board of Directors has determined that Mr. Shearer is an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations.

Compensation & Organization Committee.    During 2012, the Compensation & Organization Committee met five times. The members of the Compensation & Organization Committee are T. Rosie Albright (Chairperson), Penry W. Price and Ravichandra K. Saligram. Under its charter, the Compensation & Organization Committee is responsible for approving the specific salary, bonuses, stock awards and other compensation for our elected officers, which includes the named executive officers identified in the Summary Compensation Table on page 41, subject to ratification by a majority of the independent directors of the Board of Directors who qualify as “outside directors” (the “Independent Directors”) in accordance with Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) Section 162(m). The Compensation & Organization Committee also (i) oversees the design of our executive compensation programs, policies and practices; (ii) reviews and approves the adoption, termination and amendment of, and administers our incentive and equity compensation plans; (iii) reviews and approves annually corporate goals and objectives as they relate to Chief Executive Officer and other executive officer compensation; and (iv) evaluates whether our compensation policies and practices for our executive officers and other employees create risks that are reasonably likely to have a material adverse effect on us. The Compensation & Organization Committee may, to the extent permitted by law, rule, regulation or listing standards, by resolution, delegate its responsibilities, along with the authority to take action in relation to such responsibilities, to its Chairperson or a subcommittee consisting of at least two members of the Compensation & Organization Committee. In considering executive compensation, the Compensation & Organization Committee takes into account statistical data and recommendations of the Chief Executive Officer. However, the Chief Executive Officer does not make recommendations regarding his own compensation.

The Compensation & Organization Committee also considers the executive compensation recommendations as well as the comparative data provided by Steven Hall & Partners, a compensation consultant engaged directly by the Compensation & Organization Committee. We have engaged Steven Hall & Partners to provide similar services with respect to our non-executive officers. Steven Hall & Partners does not provide any other services to us. See “Compensation Discussion and Analysis” for additional information regarding the services provided by Steven Hall & Partners.

Governance & Nominating Committee.    During 2012, the Governance & Nominating Committee met three times. The members of the Governance & Nominating Committee are Rosina B. Dixon (Chairperson), Bradley C. Irwin and Robert D. LeBlanc. Under its charter, the Governance & Nominating Committee (i) develops and periodically reviews, and recommends to the Board of Directors, criteria for the selection of new directors to serve on the Board of Directors; (ii) identifies individuals qualified to become Board of Directors members consistent with the Board of Directors’ criteria for selecting new directors set forth in our Corporate Governance Guidelines; (iii) recommends to the Board of Directors nominees for the class of directors to be elected at the next annual meeting of stockholders and, where applicable, to fill vacancies; (iv) considers questions of Board of Directors independence and possible conflicts of interest of members of the Board of Directors and executive officers in accordance with our Corporate Governance Guidelines and may make recommendations to the Board; (v) makes recommendations to the Board of Directors concerning executive officer succession; (vi) oversees Board of Directors and committee evaluations; (vii) makes recommendations to the Board of Directors regarding corporate governance matters; and (viii) reviews periodically and makes recommendations to the Board of Directors regarding the compensation of our independent directors and other non-employee directors, if any, and the principles upon which such compensation is determined.

The Governance & Nominating Committee recommends to the Board of Directors candidates for nomination to the Board of Directors. When considering individuals to recommend for nomination as directors, our Governance & Nominating Committee seeks persons with diverse backgrounds who possess the following characteristics: integrity, education, commitment to the Board of Directors, business judgment, business experience, accounting and financial expertise, diversity, reputation, civic and community relationships, high performance standards and the ability to act on behalf of stockholders. We do not have a formal policy for considering diversity in identifying and recommending nominees for election to the Board of Directors, but, as permitted by our corporate governance guidelines, the Governance & Nominating Committee considers diversity from a variety of perspectives including, among others, differences of viewpoint, professional experience, education, skills, race, gender and national origin and other individual qualities and attributes that contribute to Board of Directors heterogeneity. The Governance & Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board of Directors. The Governance & Nominating Committee may engage the services of third party search firms to assist in identifying and assessing the qualifications of director candidates.

The Governance & Nominating Committee will consider recommendations for director candidates from stockholders. Stockholder recommendations of candidates should be submitted in writing to: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. In order to enable consideration of a candidate in connection with our 2014 Annual Meeting of Stockholders, a stockholder must submit the following information by November 21, 2013: (i) the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (ii) information about the relationship between the candidate and the recommending stockholder; and (iii) the written consent of the candidate to be named in the proxy statement and to serve as a director if elected. In considering any candidate proposed by a stockholder, the Committee will reach a conclusion based on the criteria described above. The Governance & Nominating Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Governance & Nominating Committee. The Governance & Nominating Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

Executive Committee.    The Executive Committee members are James R. Craigie, Rosina B. Dixon, Robert D. LeBlanc and Robert K. Shearer. The Executive Committee did not meet in 2012. The Executive Committee may exercise the authority of the Board of Directors, except as specifically reserved by Delaware law to the Board of Directors or as the Board of Directors otherwise provides.

Succession Planning

The Board of Directors, with support from the Governance & Nominating Committee, oversees the succession of its members. To this end, at least once a year, in connection with its annual evaluation of the Board of Directors, its committees and individual directors, the Board of Directors evaluates each director’s performance, relative strengths against a set of criteria, including those set forth in our Corporate Governance Guidelines, and future plans, including retirement plans. As part of that evaluation, the Board of Directors identifies areas of overall strength and weakness with respect to its composition. The Board of Directors considers whether individual directors possess the personal characteristics identified above under the caption “Corporate Governance—Board of Directors Meeting and Board of Directors Committees—Governance & Nominating Committee,” and whether the Board of Directors as a whole possesses all of the following core competencies: accounting and finance, management, risk management, industry knowledge, knowledge of technology, marketing, international markets, strategic vision and corporate governance, among others.

The Board of Directors recognizes that one of its most important duties is to ensure continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of the Chairman of the Board of Directors and our Chief Executive Officer (“CEO”) and other senior members of executive management. The Governance & Nominating Committee, in collaboration with the Compensation & Organization Committee, prepares a succession plan for the CEO and other senior members of executive management in the ordinary course of business and in emergency situations. Through this process, the Board of Directors receives from the CEO and Executive Vice President, Human Resources qualitative evaluations of, and recommendations concerning, potential successors to the CEO and other senior executives, along with a review of any development plans recommended for such individuals. At least once annually, the Board of Directors reviews our succession planning. In addition to the annual review, succession planning is regularly discussed in executive sessions of the Board of Directors and in committee meetings, as applicable. Additionally, directors become familiar with potential successors for key leadership positions through various means, including a comprehensive annual talent and succession review, Board of Directors and committee meeting presentations and less formal interactions throughout the course of the year. Our CEO succession planning includes criteria that reflect our business strategies, including identifying and developing internal candidates. The criteria used when assessing the qualifications of potential CEO successors are included on a position specification developed by our Board of Directors. The Board of Directors is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.

Code of Conduct

We have adopted a Code of Conduct that applies to all employees and directors of Church & Dwight and our worldwide subsidiaries. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file, and promote compliance with applicable governmental laws, rules and regulations. The Code of Conduct provides for the prompt internal reporting of violations of the Code of Conduct and contains provisions regarding accountability for adherence to the Code of Conduct. The Code of Conduct is available on the Investors page of our website at www.churchdwight.com. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on the Investors page of our website.

Compensation of Directors

In 2012, fees paid to our directors consisted of the following:

•    Annual Retainer (covering fees for attendance by each director at up to fourteen (14) meetings of our Board of Directors and committees of our Board of Directors; additional meeting fees apply if there are more than fourteen (14) meetings, as set forth below):

• Lead Director	$110,000
• Chairperson of the Audit Committee	$108,000
• Chairperson of the Compensation & Organization Committee	$106,000
• Chairperson of the Governance & Nominating Committee	$104,000
• Other non-employee directors	$90,000

• Additional Meeting Fees (per meeting) – Board of Directors:

• Non-employee directors	$2,000

• Additional Meeting Fees (per meeting) – Board of Directors Committees:

• Committee Chairpersons	$4,000
• Each other committee member	$2,000

We pay fees to our directors in accordance with the Compensation Plan for Directors. Any fees payable to our directors under such plan may be deferred in accordance with our Deferred Compensation Plan for Directors, provided that a timely election is made by the director seeking such deferral. We also provide annual stock option awards to our directors under our Omnibus Equity Compensation Plan. All of these arrangements are described below.

Compensation Plan for Directors.    Our Compensation Plan for Directors became effective as of January 1, 2011 and provides for the payment of all fee-based compensation (i.e., the annual retainer and any additional meeting fees) to our directors. Under this plan, in the fourth quarter of each calendar year, our Board of Directors establishes, for the following calendar year: (i) the annual retainer amount; (ii) the number of meetings included in the annual retainer amount; and (iii) fees for Board of Directors and committee meetings attended by a director that exceed the number of meetings included in the annual retainer amount, which we refer to below as “additional meeting fees.” Payment of directors’ compensation is made annually, following the end of the second calendar quarter. In the event a director is entitled to additional meeting fees, a second payment is made following December 20th, (or, if December 20th is not a trading day, the following trading day) and, if additional meetings take place after December 20th, a third payment is made following the last trading day of the calendar year. The annual retainer amount is pro-rated for any director with less than a full year of service.

The Compensation Plan for Directors provides that all fee-based compensation payable to a director annually be calculated in shares of our common stock. To determine the number of shares a director is entitled to receive under the plan on an annual basis, (i) the annual retainer amount is divided by the closing price of a share of our common stock as reported on the NYSE on the last trading day of the second calendar quarter, and (ii) additional meeting fees, if any, are divided by the closing price of a share of our common stock as reported on the NYSE on the applicable additional meeting payment date described above. For purposes of the foregoing calculation, a whole share is provided in lieu of any fractional share. Annually, in December, a director may elect for the following year to receive his or her compensation 50 percent in cash and 50 percent in our common stock instead of 100 percent in our common stock. Newly-elected directors may make such election within 30 days of becoming a director. Fee-based compensation for our directors will remain unchanged for 2013.

Deferred Compensation Plan for Directors.    Our Deferred Compensation Plan for Directors, effective as of May 1, 2008, provides an opportunity for our directors to defer payment of all or any portion of their respective directors’ fees into a notional account until after the cessation of any such director’s service with us. A director electing to defer must also decide whether to receive the deferred payment in a lump sum or in annual installments over a period of up to ten years. Any of the foregoing elections by a director must be made prior to the beginning of the calendar year for which the fees to be deferred are to be earned. Following a termination of service, the director receives a number of shares of our common stock equal to the number of notional shares outstanding in the director’s plan account. The number of notional shares represented by amounts held in a participating director’s account is set forth in the table captioned “Securities Ownership of Certain Beneficial Owners and Management” on page 22.

Annual Equity Grants for Directors.    Our Compensation Plan for Directors provides that stock options are granted annually under the Omnibus Equity Compensation Plan to all non-employee directors to purchase shares of our common stock at an exercise price per share equal to the closing price of a share of common stock on the date of grant. All shares underlying the stock options vest three years from the grant date. The stock options terminate ten years after the grant date.

Effective for 2012 (and subsequent calendar years), the granting of annual stock options to our non-employee directors occurred (and will occur) on the Monday falling most closely to the midpoint between the dates of the first and second quarter earnings releases. Prior to 2012, we granted options to our non-employee directors annually on the date of our Annual Meeting of Stockholders. The grant date was changed beginning in 2012 to coincide with the date we grant options to our executive officers and other employees. See “Compensation Discussion and Analysis—Stock Option Grant Practices” for further information. Newly-elected directors are granted an initial option to purchase shares of our common stock on the date of their election. Under our Compensation Plan for Directors, no non-employee director may receive more than one equity grant in any calendar year. In 2012, we granted to each non-employee director a stock option with a grant date fair value (calculated in accordance with U.S. GAAP) equal to the $90,000 basic annual retainer amount described above (which is the basic amount received by non-employee directors not serving as lead director or as chairperson of a standing committee of the Board of Directors). Effective for 2013, the grant date fair value of equity grants made to non-employee directors will increase from $90,000 to $110,000, to bring total director compensation up to levels that we believe are consistent with our peer companies.

Stock Ownership and Other Trading Guidelines for Directors.    We instituted stock ownership guidelines for non-employee directors at the same time we established our executive officer guidelines. For a description of our stock ownership guidelines for our executive officers, see “Compensation Discussion and Analysis—Stock Ownership Guidelines.” For 2012, the number of shares required to be held by a non-employee director was based on a multiple of five times the director’s annual retainer as of January 1, 2011, or, if the director became a director at a later date, as of the date the director was first elected, in each case rounded to the nearest 1,000 shares. The non-employee director stock ownership guidelines are recalibrated at the same time as the guidelines for executive officers are recalibrated. Accordingly, the guidelines will next be recalibrated on January 1, 2014.

Our insider trading guidelines prohibit our directors from (i) engaging in short sales of our securities, (ii) buying or selling puts or calls or other derivative securities on our securities, (iii) entering into hedging or monetizing transactions or similar arrangements with respect to our securities, and (iv) holding our securities in a margin account or pledging our securities as collateral for a loan.

The stock ownership guidelines applicable to each of the non-employee directors in 2012, and the directors’ progress towards achieving the required stock ownership levels, are shown on the following table:

DIRECTOR STOCK OWNERSHIP GUIDELINES

Name	Applicable Annual Retainer ($)(1)	Dollar Value of Shares Required to be Held ($)(1)	Applicable Price Per Share ($)(1)	Required Number of Shares to be Held	Number of Shares Held at 12/31/12(2)
T. Rosie Albright	106,000	530,000	32.85	16,000	26,660
José B. Alvarez	90,000	450,000	34.47	13,000	2,974
Rosina B. Dixon	104,000	520,000	32.85	16,000	212,152
Bradley C. Irwin	90,000	450,000	32.85	14,000	15,706
Robert D. LeBlanc	110,000	550,000	32.85	17,000	39,459
Penry W. Price	90,000	450,000	39.02	12,000	1,875
Ravichandra K. Saligram	90,000	450,000	32.85	14,000	16,986
Robert K. Shearer	108,000	540,000	32.85	16,000	16,346
Arthur B. Winkleblack	90,000	450,000	32.85	14,000	12,101

(1)

Except as noted below, the amount in the Applicable Annual Retainer column is each director’s annual retainer as of January 1, 2011, and the amount in the Applicable Price Per Share column is the average closing common stock price during 2010. For Messrs. Alvarez and Price, the Applicable Annual Retainer was determined as of the date on which each became a director, and the Applicable Price Per Share is the average closing price during the 365 calendar days prior to that date.

(2)

Includes shares owned by the director or members of his or her immediate family residing in the same household and notional shares held for the account of the director in the Deferred Compensation Plan for Directors.

The following table provides information regarding compensation for our non-employee directors in 2012, which reflects the directors’ fees, compensation plans and other arrangements described above. The table does not include compensation for reimbursement of travel expenses related to attending Board of Directors or Board of Directors Committee meetings, and does not include compensation to Mr. Craigie, our Chairman and Chief Executive Officer, which is included in the Summary Compensation Table on page 41.

2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
T. Rosie Albright	—	106,000	90,026	—		196,026
José B. Alvarez	—	92,071	90,026	—		182,097
Rosina B. Dixon	51,969	52,031	90,026	3,500	(3)	197,526
Bradley C. Irwin	—	90,028	90,026	—		180,054
Robert D. LeBlanc	54,974	55,026	90,026	—		200,026
Penry W. Price	—	90,028	90,026	—		180,054
Ravichandra K. Saligram	—	90,000	90,026	—		180,026
Robert K. Shearer	—	114,023	90,026	—		204,049
Arthur B. Winkleblack	—	96,051	90,026	—		186,077

(1)

The amounts shown for stock awards relate to directors’ fees paid in shares of our common stock and in directors’ fees deferred under our Deferred Compensation Plan for Directors into notional investments in our common stock. These amounts are based upon the grant date fair value of awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”).

See “Compensation Plan for Directors” and “Deferred Compensation Plan for Directors” for information regarding the computation of the number of shares or notional shares provided to a director in payment of Director fees. Two directors deferred payment of all or a portion of their fees under the Deferred Compensation Plan for Directors, as follows: Ms. Albright, $106,000; and Mr. Saligram, $90,000. As of December 31, 2012, none of our directors held any unvested stock awards.

The number of shares and grant date fair value related to the stock awards or deferrals under the Deferred Compensation Plan for Directors with respect to directors’ fees are set forth in the table below. Notional share amounts with respect to directors’ fees deferred under the Deferred Compensation Plan for Directors have been rounded to the nearest whole number. In addition to the committee meetings described above, the Finance Committee of the Board of Directors, which is not a standing committee, met twice in 2012. Attendees were Messrs. Winkleblack (Chairman), Alvarez, LeBlanc and Shearer. The number of shares granted on December 20, 2012 reflects excess fees earned by directors as follows: Mr. Alvarez in connection with one meeting of the Finance Committee; Mr. Shearer in connection with the Finance Committee meeting and one additional Audit Committee meeting, which he chaired; and Mr. Winkleblack in connection with the Finance Committee meeting, which he chaired, and the additional Audit Committee meeting.

	June 29, 2012		December 20, 2012
Name	No. of Shares (#)	Grant Date Fair Value ($)	No. of Shares (#)	Grant Date Fair Value ($)
T. Rosie Albright	1,911	106,000	—	—
José B. Alvarez	1,623	90,028	38	2,044
Rosina B. Dixon	938	52,031	—	—
Bradley C. Irwin	1,623	90,028	—	—
Robert D. LeBlanc	992	55,026	—	—
Penry W. Price	1,623	90,028	—	—
Ravichandra K. Saligram	1,622	90,000	—	—
Robert K. Shearer	1,947	108,000	112	6,023
Arthur B. Winkleblack	1,623	90,028	112	6,023

(2)

The amounts shown for option awards relate to stock options granted under the Omnibus Equity Compensation Plan. These amounts are based upon the grant date fair value of awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission. At December 31, 2012, the numbers of shares of our common stock underlying options held by directors listed in the table were: Ms. Albright, 22,945; Mr. Alvarez, 14,945; Dr. Dixon, 70,945; Mr. Irwin, 60,945; Mr. LeBlanc, 50,945; Mr. Price, 14,675; Mr. Saligram, 60,945; Mr. Shearer, 34,445; and Mr. Winkleblack, 30,945.

(3)	The amount shown represents a donation we made to the New Jersey Conservation Foundation, a non-profit organization on which Dr. Dixon serves as a board member.

Our Executive Officers

Listed below are the names, ages and positions held by each of our executive officers and our principal accounting officer.

Name	Age	Position
James R. Craigie	59	Chairman and Chief Executive Officer
Jacquelin J. Brova	59	Executive Vice President, Global Human Resources
Mark G. Conish	60	Executive Vice President, Global Operations
Steven P. Cugine	50	Executive Vice President, Global New Products Innovation
Patrick D. de Maynadier	52	Executive Vice President, General Counsel and Secretary
Matthew T. Farrell	56	Executive Vice President Finance and Chief Financial Officer
Bruce F. Fleming	55	Executive Vice President and Chief Marketing Officer
Adrian J. Huns	64	Executive Vice President, President International Consumer Products
Paul A. Siracusa	56	Executive Vice President, Global Research & Development
Louis H. Tursi, Jr.	52	Executive Vice President, North America Consumer Sales
Steven J. Katz	54	Vice President, Controller and Chief Accounting Officer

All executive officers serve at the discretion of the Board of Directors. Mr. Katz, our principal accounting officer, serves at the discretion of the Chief Executive Officer.

Biographical information for Mr. Craigie appears under “Election of Directors—Current Term Expiring in 2014” on page 7.

Ms. Brova has been our Executive Vice President, Global Human Resources since May 2007. From January 2006 through May 2007, she was our Vice President, Human Resources. From August 2005 through January 2006, she served as our Vice President, Employee Relations, and from September 2002 through July 2005 as our Director, Human Resources. Prior to joining us in September 2002, Ms. Brova held various human resources and labor relations positions during her 25 years with Bethlehem Steel Corporation, the most recent of which was General Manager of the Corporate Compensation and Benefits Division, which position she held from January 2000 to August 2002.

Mr. Conish has been our Executive Vice President, Global Operations since May 2007. From December 2004 through May 2007, he was our Vice President, Global Operations, and from July 1999 through December 2004, he was our Vice President, Operations. From 1994 through July 1999, he was our Vice President, Manufacturing and Distribution. Mr. Conish has been employed by us in various positions since 1975.

Mr. Cugine has been our Executive Vice President, Global New Products Innovation since May 2007. From September 2005 through May 2007, he was our Vice President, Global New Products Innovation, and from July 2004 until September 2005, he was our Vice President, President of Household Products Division. From December 1999 through July 2004, he was our Vice President, Human Resources. He also served as our Acting President of Household Products Division from August 2002 through July 2004 and as Acting President of the Specialty Products Division from October 2000 through December 2002. From 1988 through December 1999, Mr. Cugine served in several capacities with FMC Corporation, most recently as Director of Human Resources for the Alkali, Peroxide and Oxidant Chemical Divisions.

Mr. de Maynadier has been our Executive Vice President, General Counsel and Secretary since December 2011. He served in a number of capacities for Hill-Rom Holdings, Inc. and its predecessor, Hillenbrand Industries, Inc., from January 2002 through December 2010, including Senior Vice President, General Counsel and Secretary from October 2007 through July 2010 and Vice President, General Counsel and Secretary from January 2002 through October 2007. Previously, Mr. de Maynadier served as Executive Vice President, General Counsel and Secretary for CombiMatrix Corporation; as President and Chief Executive Officer of SDI Investments, LLC, a spin-off of Sterling Diagnostic Imaging, Inc.; and as Senior Vice President, General Counsel and Secretary of Sterling Diagnostics Imaging, Inc. Earlier in his career, Mr. de Maynadier was a corporate and securities Partner at the law firm Bracewell & Patterson, L.L.P.

Mr. Farrell has been our Executive Vice President Finance and Chief Financial Officer since May 2007, and from September 2006 through May 2007, he was our Vice President and Chief Financial Officer. Mr. Farrell was Executive Vice President and Chief Financial Officer of Alpharma Inc. from April 2002 through August 2006. From July 2000 through April 2002, he served as Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd. From November 1994 through June 2000, he held various senior financial positions at AlliedSignal Inc. Mr. Farrell currently serves as a member of the board of directors of Lydall, Inc., a supplier of engineered thermal, acoustical and filtration products.

Mr. Fleming has been our Executive Vice President and Chief Marketing Officer since May 2007, and from January 2006 through May 2007 he was our Vice President and Chief Marketing Officer. From August 2004 through January 2006, he was an independent consultant to private equity firms and new venture start-ups. From June 2002 through August 2004, Mr. Fleming was CEO, President and member of the board of directors of BriteSmile, Inc. He served as Senior Vice President and Global Head of the OTC Medicines business of Novartis AG from June 2001 through June 2002. From March 1981 through January 2001, he held several positions at Johnson & Johnson, and served as Worldwide Vice President and a member of the Worldwide Franchise Management Board from November 1995 through January 2001.

Mr. Huns has been our Executive Vice President, President International Consumer Products since May 2007, and was our Vice President, President, International Consumer Products from the time of the merger of Armkel into Church & Dwight in May 2004 through May 2007. From October 2001 until the merger, he served as President, International Operations of Armkel. From May 1996 through October 2001, Mr. Huns served as President, International Division and Corporate Vice President for Carter-Wallace. Prior to May 1996, he was Managing Director of the Carter-Wallace subsidiary operation in the United Kingdom for six years. Mr. Huns worked in Belgium for the Medgenix Group from 1988 to 1989 and served as Director of Marketing for the international branded health care operations of the Boots Company in England from 1978 to 1988.

Dr. Siracusa has been our Executive Vice President, Global Research & Development since May 2007, and was our Vice President, Global Research & Development from March 2005 through May 2007. Dr. Siracusa served as Senior Vice President, Research & Development for Playtex Products, Inc. from March 2000 through March 2005. From 1997 through 2000, he was Senior Vice President Research & Development for Reckitt & Coleman plc (“Reckitt & Coleman”), a consumer products company, and also served as Divisional Vice President of Research & Development, North America of Reckitt & Coleman from 1995 through 1997. Dr. Siracusa is also the Vice Chairman of the board of directors of the Consumer Specialty Products Association, a trade association which represents the interests of the consumer specialty products industry.

Mr. Tursi has been our Executive Vice President, North America Consumer Sales since May 2007. From July 2004 through May 2007, he was our Vice President, Domestic Consumer Sales. Prior to joining us, Mr. Tursi served as Vice President of Sales, Marketing and Customer Service of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. from 1999 through 2004. From 1998 through May 1999, he served as Vice President of Sales for Vlasic Foods International. As described above in Mr. Craigie’s biography, Top-Flite sold its assets in September 2003 pursuant to an agreement with Callaway Golf Company and a bankruptcy court administered auction process following Top-Flite’s filing for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware in July 2003.

Mr. Katz has been our Vice President, Controller and Chief Accounting Officer since May 2007. From January 2003 through May 2007, Mr. Katz was our Controller, and from April 1993 through December 2002, he was our Assistant Controller. Mr. Katz has been employed by us in various positions since 1986.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 4, 2013 (unless otherwise noted) by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of our common stock; (ii) each director and nominee for director; (iii) each current executive officer named in the Summary Compensation Table on page 41; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of such person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name. None of the shares held by directors and executive officers included in the table are pledged as security.

	Amount and Nature of Beneficial Ownership(1)		Notional Shares in Deferred Compensation Plans(2)
Name	Shares(2)(3)	Percent of Class
Neuberger Berman Group LLC(4)	9,686,884	7.01%	—
BlackRock, Inc.(5)	8,940,503	6.47%	—
The Vanguard Group(6)	7,579,604	5.49%	—
James R. Craigie(7)	891,437	*	144,798
Louis H. Tursi, Jr.(8)	254,961	*	10,600
Mark G. Conish(9)	178,007	*	32,700
Rosina B. Dixon(10)	153,568	*	107,070
Matthew T. Farrell(11)	122,603	*	37,185
Robert D. LeBlanc(12)	62,459	*	—
Bradley C. Irwin	53,706	*	—
Ravichandra K. Saligram	40,966	*	14,084
Robert K. Shearer	22,989	*	4,879
Arthur B. Winkleblack	20,101	*	—
Patrick D. de Maynadier(13)	11,758	*	2,267
José B. Alvarez	2,974	*	—
Penry W. Price	1,875	*	—
T. Rosie Albright	—	*	26,782
All Executive Officers and Directors as a Group (20 Persons)(14)	2,357,523	1.68%	493,274

*	Less than one percent.

(1)

Applicable percentage of ownership is based on 138,155,613 shares of our common stock outstanding as of March 4, 2013. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 4, 2013 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The shares listed in the “Shares” column do not include notional shares of our common stock credited to the account of directors under the Deferred Compensation Plan for Directors or credited to the account of executive officers under the Executive Deferred Compensation Plan. Notional shares do not represent actual shares, but represent interests equivalent in value to the fair market value of shares of our common stock; gains or losses in the interests are based upon gains or losses in the fair market value of our common stock. These notional shares are reflected in the table in the column labeled “Notional Shares in Deferred Compensation Plans.” Because notional shares do not represent actual shares, holders of notional share accounts are not entitled to vote with respect to the notional shares.

(3)

The numbers in this column include shares that are subject to stock options exercisable currently, or within 60 days of March 4, 2013, as follows: Dr. Dixon, 48,000 shares; Mr. Irwin, 38,000 shares; Mr. LeBlanc, 24,000 shares; Mr. Saligram, 38,000 shares; Mr. Shearer, 11,500 shares; Mr. Winkleblack, 8,000 shares; Mr. Craigie, 845,984 shares; Mr. Farrell, 77,000 shares; Mr. Conish, 125,800 shares; Mr. Tursi, 205,200 shares; and all executive officers and directors as a group, 1,890,484 shares.

(4)

Neuberger Berman Group LLC (“Neuberger Berman Group”), Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds provided the following information in Amendment No. 3 to their Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2013. Neuberger Berman Group is affiliated with Neuberger Berman LLC and Neuberger Berman Management LLC. Neuberger Berman LLC and Neuberger Berman Management LLC are, respectively, a sub-adviser and investment manager of various Neuberger Berman Group mutual funds that hold our shares, and Neuberger Berman LLC is affiliated with Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternative Fund Management LLC, NB Alternatives Advisers LLC and Neuberger Berman Fixed Income LLC, which also hold our shares. In addition, Neuberger Berman LLC has shared investment power over securities in individual client accounts. Of the shares listed in the table, as of December 31, 2012, Neuberger Berman Group had shared voting power (with Neuberger Berman LLC) with respect to 9,406,402 shares (of which Neuberger Berman Management LLC and Neuberger Berman Equity Funds also shared voting power with respect to 7,091,010 shares and 6,034,710 shares, respectively) and shared investment power (with Neuberger Berman LLC) with respect to 9,686,884 shares (of which Neuberger Berman Management LLC and Neuberger Berman Equity Funds also shared investment power with respect to 7,091,010 shares and 6,034,710 shares, respectively). The address of Neuberger Berman Group, Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds is 605 Third Avenue, New York, New York 10158.

(5)

BlackRock, Inc. provided the following information in Amendment No. 3 to its Schedule 13G, filed with the Securities and Exchange Commission on February 6, 2013. As of December 31, 2012, BlackRock, Inc. had sole voting and investment power over 8,940,503 shares, including shares held by a number of its subsidiaries. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)

The Vanguard Group 23-1945930 (“The Vanguard Group”) has provided the following information on its Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2013. As of December 31, 2012, The Vanguard Group had sole voting power with respect to 144,938 shares, sole investment power with respect to 7,445,566 shares and shared investment power with respect to 134,038 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 95,838 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 87,300 shares as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	Includes Mr. Craigie’s interest in 1,166 shares of restricted stock.

(8)	Includes Mr. Tursi’s interest in 686 shares of restricted stock and 6,961 shares held by his spouse.

(9)	Includes Mr. Conish’s interest in 583 shares of restricted stock.

(10)	Includes 88,690 shares held in two trusts for which Dr. Dixon serves as co-trustee and as to which Dr. Dixon holds either shared voting or shared investment power.

(11)	Includes Mr. Farrell’s interest in 768 shares of restricted stock.

(12)	Includes 10,200 shares of stock held by Mr. LeBlanc’s spouse and children.

(13)	Includes Mr. de Maynadier’s interest in 4,000 shares of restricted stock.

(14)	Includes interests of executive officers in 9,382 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Our Code of Conduct includes our policy regarding the review and approval of related person transactions. In accordance with the Code of Conduct, all related person transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission rules must be reported to and approved by the Audit Committee.

Related Person Transactions

In accordance with the indemnification provisions of our Certificate of Incorporation and By-Laws, we advanced legal fees and expenses incurred by Mr. Craigie in connection with the FTC investigation and Mayer litigation referred to below under “Compensation Discussion and Analysis—2012 Compensation—Determination of Competitive Compensation.” During 2012, we advanced $435,275 for such fees and expenses. Mr. Craigie undertook, in writing, to reimburse us for such fees and expenses if it ultimately was determined that he was not entitled to be indemnified by us. These matters are now closed and our Board of Directors did not require reimbursement.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the integrity of Church & Dwight’s financial statements, compliance with legal and regulatory requirements and the performance of the internal audit function. Management has primary responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Church & Dwight’s internal control over financial reporting. Deloitte & Touche LLP, Church & Dwight’s independent registered public accounting firm, is responsible for (i) expressing an opinion on the conformity of Church & Dwight’s audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations of Church & Dwight, and (ii) expressing an opinion on the effectiveness of Church & Dwight’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements and Deloitte & Touche LLP’s evaluation of Church & Dwight’s internal control over financial reporting.

2.	The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board Standards, AU Section 380, “Communications with Audit Committees.”

3.	The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Robert K. Shearer, Chairperson

José B. Alvarez

Arthur B. Winkleblack

Dated: March 14, 2013

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees related to the 2011 and 2012 fiscal years payable to our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates are as follows:

	2012 ($)	2011 ($)
Audit Fees	2,770,109	2,612,671
Audit-Related Fees(1)	209,380	318,000
Tax Fees(2)	564,000	800,000
All other fees	—	—

	3,543,489	3,730,671

(1)	Audit related fees primarily include services for acquisition-related due diligence in both 2012 and 2011, and financing work in 2012.

(2)	Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance and planning.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during 2012 in accordance with our policy described below.

The Audit Committee pre-approves all permitted non-audit services to be provided by our independent registered public accounting firm. However, the Audit Committee has delegated to Mr. Shearer, as Chairperson of the Audit Committee, authority to pre-approve permitted non-audit services, provided that any such pre-approved non-audit services are reported to the full Audit Committee at its next scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

In this Compensation Discussion and Analysis, we address the compensation paid or awarded for 2012 to our executive officers listed in the Summary Compensation Table that follows this discussion. We sometimes refer to these executive officers as our “named executive officers.”

2012 COMPENSATION

Compensation Objectives

For the past several years, we have focused on the following objectives in making compensation determinations:

•	Provide compensation that is competitive in markets in which we compete for management talent. We refer to this objective as “competitive compensation.”

•	Condition a majority of a named executive officer’s compensation on a combination of short and long-term performance. We refer to this objective as “performance incentives.”

•

Encourage the aggregation and maintenance of meaningful equity ownership, and the alignment of executive officer and stockholder interests as an incentive to increase stockholder value. We refer to this objective as “stockholder incentives.”

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives.”

The principal components of 2012 compensation that we paid to the named executive officers to meet these objectives are as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation

Annual Incentive Compensation	Performance Incentives Competitive Compensation Stockholder Incentives

Stock Options	Performance Incentives Stockholder Incentives Competitive Compensation Retention Incentives

Restricted Stock Awards	Stockholder Incentives Retention Incentives

Determination of Competitive Compensation

In making executive compensation determinations for 2012, we referenced data provided by Steven Hall & Partners to gauge the comparability of our compensation to the compensation of executives of other companies with generally corresponding responsibilities. Steven Hall & Partners has served as an independent consultant to the Compensation & Organization Committee, or “Committee,” for several years, and assists the Committee in its review of compensation for executive and non-executive officers. Steven Hall & Partners does not perform any other services for us.

With respect to our Chief Executive Officer and our Chief Financial Officer, the compensation consultant provided data focused on compensation paid by a comparator group of consumer packaged goods companies, other than tobacco and spirits companies, that had revenues in the range of approximately 50 to 200 percent of our revenues. Within this classification, Steven Hall & Partners referenced companies with similar distribution channels and with a focus on brand recognition. We believe there is a strong likelihood that an executive officer’s skills will be transferable among these companies, so we would expect to compete with these companies for executive officer talent. The comparator companies were the following:

• American Greetings Corporation	• McCormick & Company Incorporated
• Central Garden & Pet Company	• Nu Skin Enterprises, Inc.
• Chiquita Brands International, Inc.	• Perrigo Company
• The Clorox Company	• Ralcorp Holdings, Inc.
• Coca-Cola Bottling Co. Consolidated	• Revlon, Inc.
• Cott Corporation	• The Scotts Miracle-Gro Company
• Energizer Holdings, Inc.	• The J. M. Smucker Company
• Flowers Foods, Inc.	• Spectrum Brands, Inc.
• Hasbro, Inc.	• TreeHouse Foods, Inc.
• The Hershey Company	• Tupperware Brands Corporation
• Mead Johnson Nutrition Company

We removed from our list of comparator companies Del Monte Foods Company, because it was acquired by another entity; Jarden Corporation, because its revenues increased to exceed our range of comparator companies; and United Natural Foods, Inc., because we believe it is more accurately characterized as a distributor instead of a traditional consumer packaged goods company.

In providing comparative data regarding compensation of executives of the comparator companies, Steven Hall & Partners aged the data to January 1, 2012, using an update factor of three percent per annum. Steven Hall & Partners excluded companies if their executives earned more than twice as much or less than half as much as our corresponding executive. Steven Hall & Partners also excluded data relating to executives who have not held their position for at least two years and, as it deemed appropriate, excluded data relating to one-time and promotional awards.

Steven Hall & Partners utilized proxy statement data with respect to the comparator companies only with respect to our Chief Executive Officer and Chief Financial Officer. Steven Hall & Partners did not use this data for our other named executive officers because it believed the data did not provide a sufficient comparative sampling or otherwise was not appropriate. Therefore, in making a comparative evaluation with respect to our named executive officers other than our Chief Executive Officer and Chief Financial Officer, we relied on an analysis prepared by Steven Hall & Partners of data derived from published surveys. This analysis provided information on compensation for executive officers serving in positions comparable to those of our other named executive officers. Where possible, Steven Hall & Partners focused its comparative data on surveys relating to non-durable goods manufacturing companies and consumer products companies. In addition, the survey data was adjusted based on Steven Hall & Partners’ judgment as to reliability and validity of the data. The survey data also was used by Steven Hall & Partners as a reference point in addition to the comparator companies’ publicly filed proxy statement data it used in providing a comparative analysis of compensation for our Chief Executive Officer and Chief Financial Officer.

In determining a 2012 competitive market guideline with respect to total direct compensation, namely base salary, Annual Incentive Plan payout at target and long-term incentives, we referenced a level that approximates the 50th percentile of the comparator companies or the survey companies, as applicable. However, we did not follow this guideline rigidly, and the Committee made determinations that represent a departure from this general guideline. In addition, because a majority of our compensation is performance-based, actual cash compensation paid to our named executive officers could further vary from that paid to executive officers in the comparator companies or the survey companies, based on achievement of performance targets.

For our executive officers other than our Chief Executive Officer, Chief Financial Officer and General Counsel, we seek to provide essentially uniform amounts of salaries and target incentive compensation, which we believe enhances an environment of teamwork and cooperation among our executives in working towards our continued success. In addition, as described below under “Annual Incentive Plan,” and as has been the case since 2007, the

Committee determined to set 2012 payout amounts for target level achievement under our Annual Incentive Plan at amounts higher than would be suggested by the guidelines because the Committee viewed the 2012 target goals as aggressive. The 2012 performance goals were designed to reflect budgeted earnings per share growth of nine percent.

The analysis performed by Steven Hall & Partners highlighted that our compensation mix between base salary, short term incentives and long term incentives was more heavily weighted toward base salary when compared to the marketplace. In response, the Committee decided not to grant any salary increases to our named executive officers in 2012, and, instead granted increases in long term incentives to our named executive officers (other than our Chief Executive Officer for the reasons described below) to reflect (i) increases in the marketplace in total remuneration, and (ii) the elimination in 2012 of our practice of providing restricted shares based on accumulation of company stock. In addition, as described below under “Long Term Incentives—Stock Options,” in 2012, the Committee determined to increase, by 25 percent, the dollar amount used to determine the number of shares underlying options issuable to our named executive officers (based on our performance as compared to a selected group of consumer products companies), and provided additional option grants to some executives whose performance during 2011 was considered exceptional.

Also in response to the Steven Hall & Partners market data, the Committee decided to increase our General Counsel’s annual incentive compensation award target to 60 percent of his annual base salary, and his percentage of salary used to compute the value of options to be granted to him annually under our long-term incentive plan to 95 percent.

As previously disclosed in our filings with the Securities and Exchange Commission, we determined that our Chairman and Chief Executive Officer would receive no salary increase for 2012 from the prior year and no increase in the value of stock options granted to him in 2012 from the prior year (determined in accordance with generally accepted accounting principles), regardless of any increase in option grants that were provided to our other employees. The foregoing decision was made by our Board of Directors after our investigation, with assistance from our outside counsel, concluded that Mr. Craigie violated Company policy by deleting emails that were required to be preserved in connection with allegations made by Mayer Laboratories, Inc. (“Mayer”), a competitor in the condom business, in a lawsuit and a related non-public Federal Trade Commission (“FTC”) investigation, in each case primarily regarding our condom sales and marketing practices. We were able to retrieve substantially all of the deleted emails and concluded that Mr. Craigie did not delete the emails with the intent to impede, impair or obstruct the litigation or related investigation. Subsequently, the United States District Court, before which the lawsuit was pending, issued an order dismissing Mayer’s claims concerning our sales and marketing practices, and the parties entered into a settlement agreement dismissing all remaining claims. The FTC closed its investigation and indicated that no further FTC action was warranted. In the Court-approved stipulation dismissing all claims, Mayer stated the following:

“Of the thousands of emails sent or received by James Craigie that were produced by Church & Dwight in this litigation, not one was cited, referenced or included with the summary judgment papers filed by the parties or referenced at oral argument on the summary judgment motion.

“In turn, Mayer did not identify in its summary judgment papers any specific emails deleted by Mr. Craigie that were relevant to the issues before Judge Chen [the Judge who issued the summary judgment ruling] in the determination of summary judgment and the Court’s resulting Order.”

Additional information regarding these matters is included in the Current Reports on Form 8-K that we filed with the Securities and Exchange Commission on January 10, 2012, March 2, 2012 and April 10, 2012, and in our Form 10-Q for the quarter ended June 30, 2012 filed with the Securities and Exchange Commission on August 7, 2012.

Salaries

As described above, in 2012, none of our named executive officers received a salary increase. We believe our salary structure enhances teamwork among our executives in working towards our continued success. In addition, we believe our salaries reflect the fact that, unlike some other companies, all of our executive officers report directly to our Chief Executive Officer rather than to an intermediate executive, such as a Chief Operating Officer.

Annual Incentive Plan

The principal objective of our Annual Incentive Plan is to align executive and stockholder interests by providing an incentive to our named executive officers to achieve annual performance goals that also support long-term stockholder return. The performance goals are established each year to reflect specific objectives set in our annual budget. We also consider competitive factors, including total cash compensation, which includes salary and annual incentive bonus, in determining the amount of annual incentive award opportunities.

As noted above, in structuring total direct compensation, we have referenced the median level of the comparator and survey companies in determining a competitive market guideline. This guideline has influenced our target award levels, but, since 2007, we have set target payouts above the median level because we believed the performance goals have represented aggressive targets. Moreover, actual payouts to the named executive officers can vary significantly based on actual performance.

We use a numerical rating system with a range from 0.0 to 2.0 to determine the payout amounts under our Annual Incentive Plan. A rating of 1.0 would normally represent achievement level for target performance with payout based on each participant’s annual incentive compensation award target percentage of his or her annual base salary. An award payment at a 1.0 rating is consistent with our guideline described in the preceding paragraph in setting total direct compensation at the median level. The 2012 annual incentive compensation award target percentages for our named executive officers (other than our General Counsel) did not change from the prior year. However, as described in the preceding paragraph, since 2007, we have set target payouts above the median level because we believe the performance targets established by the Committee have been aggressive. For 2012, as was the case in 2011, we set payout amounts for performance at target levels that were 20 percent above the amounts that would be paid with respect to a 1.0 rating. As a result, if target level performance were achieved, the participant would receive an award payout representing a 1.2 rating. This adjustment was made with respect to 2012 because the performance goals were designed to reflect budgeted earnings per share growth of nine percent, which the Committee believed would be an outstanding achievement. The following table indicates the percentage of salary payable at a 1.0 rating, and the target award opportunity for 2012, based on a 1.2 rating:

Name	Percentage of Salary Payable at 1.0 Performance Rating	Target Award Opportunity (Based on a 1.2 Performance Rating)
James R. Craigie	100%	$1,116,000
Matthew T. Farrell	60%	$367,200
Patrick D. de Maynadier	60%	$270,000
Mark G. Conish	50%	$213,000
Louis H. Tursi, Jr.	50%	$216,000

As described above, the Committee references the competitive compensation data provided by Steven Hall & Partners in setting the percentage levels. Mr. Craigie’s and Mr. Farrell’s percentages reflect their respective responsibilities as our Chief Executive Officer and Chief Financial Officer. As previously noted, Mr. de Maynadier’s percentage was increased to 60 percent based on the Steven Hall & Partners data. We set the percentage for all other then-serving executive officers at the same level, which we believe unifies the commitment of the affected executive officers towards achievement of our annual performance goals.

For named executive officers who did not have division responsibilities (all except Mr. Tursi), all of their target awards were based on corporate performance. However, the award that is earned and payable may be reduced (but not increased) at the discretion of the Committee or the independent members of the Board of Directors, based on individual considerations. The 2012 corporate performance metrics and their weightings were the following:

Metric	Corporate
Net Sales	25%
Gross Margin	25%
Diluted Earnings Per Share	25%
Cash From Operations*	25%

*	Cash from operations equals net cash provided by operating activities.

For Mr. Tursi, who has responsibilities for the Consumer Domestic division, 60 percent of his 2012 target award was based on corporate performance, comprised of the same measures as set forth above, and 40 percent was based on division performance. As is the case with other executive officers, the award that is earned and payable is subject to reduction (but may not be increased) at the discretion of the Committee or the independent members of the Board of Directors, based on individual considerations. Effective starting with the 2013 fiscal year, target awards for all executive officers with division responsibilities, including Mr. Tursi, will be based 100 percent on corporate performance in recognition of their ability to impact the results of their division and the entire organization (subject to reduction at the discretion of the Committee or the independent members of the Board of Directors, based on individual considerations).

The metrics and weightings in 2012 for our Consumer Domestic division, which were unchanged from 2011, are indicated in the table below:

Metric	Consumer Domestic
Net Sales	33	1/3%
Gross Margin	33	1/3%
Operating Margin	33	1/3%

The corporate results used to compute performance in 2012 reflect adjustments approved by the Committee to eliminate the effect of items such as foreign exchange rates that differed from budgeted amounts; the acquisition of Avid Health, Inc.; and the cash impact of a delayed tax payment. We do not believe that these items reflect management performance for purposes of the Annual Incentive Plan because they generally do not reflect our day-to-day operations. These adjustments both positively and negatively impacted our Annual Incentive Plan payout.

We selected net sales as a measure of corporate and divisional performance because it is a key metric used in our industry. We believe that in a mature industry subject to intense competition, net sales are a fundamental measure of our ability to compete effectively and grow.

We selected gross margin as a measure of corporate and divisional performance because we believe that our ability to control cost of sales and trade spending are critical components of our operations. The effect of raw material and energy costs on our margins has underscored the need for effective management of both our product pricing and cost of sales.

We selected Earnings per Share because it is a key metric affecting our share price that is closely followed by analysts, investors and our employees. It also is commonly used by our peer group companies.

In 2012, we replaced free cash flow with cash from operations as a measure of corporate performance. These measures are the same except that cash from operations excludes capital expenditures. We changed this metric because we believe that spending budgeted capital expenditures is important to the long term success of the business and management should not be rewarded for under spending. We selected cash from operations as a measure of our corporate performance, including our company’s working capital utilization because we believe cash from operations is a standard performance metric used by investors. It also is a tool used by our management. We believe that cash from operations provides a useful indication of our ability to pay dividends, service indebtedness and pursue acquisitions. Moreover, cash from operations is affected by net income and working capital factors relevant to assessing the management of our business.

We used an additional metric for Consumer Domestic divisional performance. We selected operating margin as a measure of performance because, in addition to considerations relating to gross margin, our profitability is dependent on our ability to effectively manage discretionary promotional and marketing expenditures and control selling, general, and administrative expenses in a manner that will enable us to realize a meaningful return from the sale of our products.

With respect to performance goals established for each metric, we apply a scale of 0.0 to 2.0 to determine a performance rating. As noted above, payout amounts for achieving the performance targets in 2012 were set at a rating of 1.2. A rating of 2.0 indicates that the maximum performance level has been achieved or exceeded. A rating of 0.0 indicates that performance is below the level at which any payment would be made under the Annual Incentive Plan. In determining the annual incentive payout, we multiplied the amount payable for a 1.0 performance rating by the actual performance rating.

The following table indicates, with respect to each corporate performance measure, the threshold level of performance for which a payout could be made, the target performance level and the maximum performance level. To the extent applicable, the amounts and percentages in the following table and in the actual performance column in the next table reflect the adjustments described above.

(In millions, except per share data)
Performance Measure	Threshold (0 rating)	Target (1.2 rating)	Maximum (2.0 rating)
Net Sales	$2,672	$2,843	$2,957
Gross Margin	43.45%	44.70%	45.95%
Diluted Earnings Per Share	$2.29	$2.41	$2.53
Cash From Operations	$393	$443	$493

With respect to corporate performance in 2012, the actual performance (adjusted as described above) and ratings were as follows (in millions, except per share data):

	Actual Performance (as adjusted)	Rating
Net Sales	$2,887	1.51
Gross Margin	44.50%	1.00
Diluted Earnings Per Share	$2.45	1.47
Cash From Operations	$478	1.76

The corporate performance rating for 2012 was equal to the weighted average number of these factors, or 1.43. The division performance rating for 2012 for Consumer Domestic was 1.40.

The final performance rating applicable to each named executive officer reflected the weighted average performance rating achieved for corporate performance and division performance applicable to the executive.

Based on their respective performance ratings and the discretionary adjustment, the named executive officers received award payments under our Annual Incentive Plan for 2012 as shown in the table below:

Name	Applicable Performance Rating	Actual Award Payment	Actual Award as percentage of Target Award Opportunity
James R. Craigie	1.43	$1,329,900	119%
Matthew T. Farrell	1.43	$437,600	119%
Patrick D. de Maynadier	1.43	$321,800	119%
Mark G. Conish	1.43	$253,800	119%
Louis H. Tursi, Jr.	1.418	$255,200	118%

The award payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentives—Stock Options

Prior to 2012, we calculated the number of shares underlying options granted to the named executive officers by designating an amount equal to a multiple of the named executive officer’s salary, and dividing that amount by the closing price of a share of our common stock on the grant date. In recent years, based on that methodology and changes to the per share valuation of our options, determined in accordance with U.S. generally accepted accounting principles, the value of our equity compensation has lagged behind the value of equity compensation provided to comparable executives, as indicated in survey and comparator company data provided by Steven Hall & Partners.

To enhance the competitiveness of our long-term compensation, Steven Hall & Partners recommended that we adopt the prevailing methodology in the market for determining the number of option shares. Under this methodology, the number of shares underlying options granted to the named executive officers are calculated by designating an amount equal to a percentage of the named executive officer’s salary, and dividing that amount by the grant date fair value of the share underlying the option, in accordance with U.S. generally accepted accounting principles. In making this recommendation, Steven Hall & Partners noted that, in addition to reflecting market practices, use of this methodology would achieve consistency between the dollar amount we designate for an executive’s option grant and the grant date fair value of the option for accounting purposes (which is reflected in the Summary Compensation Table).

Effective in 2012 and in future years, we will use this methodology to calculate the number of shares underlying options that are granted to our named executive officers. As a result, except as noted below, the percentage of salary used for each executive officer will be a smaller amount when compared with the multiple used in recent years, and the number of options granted to our executives may increase. The new methodology has not been applied to Mr. Craigie for his 2012 option grants, because, for the reasons set forth above, the value of options granted to him in 2012 is no greater than the value of stock options granted to him in 2011 (determined in accordance with generally accepted accounting principles).

In 2012, we continued to utilize options on our common stock as our principal form of long-term compensation. Stock options granted in 2012:

•	have a 10 year term,

•	vest as to all underlying shares on the third anniversary of the date of grant, and

•	have an exercise price equal to the fair market value per share on the date of grant, which we determine based on the closing price as reported on the NYSE on the date of grant.

In addition, as has been the case since 2007, our stock options granted in 2012 include provisions enabling a three-year post-termination vesting and exercise period. The provisions apply if (i) the option holder’s employment terminates due to retirement, as defined in the grant agreement, or is terminated by us without cause; (ii) the option holder is at least 55 years old and has completed at least five years of service with us; (iii) the sum of the option holder’s age and years of service is at least 65; and (iv) pursuant to our request, the option holder has signed a waiver and release agreement. We believe that these provisions enable us to attract and retain seasoned executives who have considerable experience. Moreover, we believe these post-termination provisions offset the effect of the three-year cliff vesting provisions of our stock options, which we believe are less favorable than vesting provisions used by many of the comparator companies. Many of those companies provide for incremental vesting of stock options during the vesting period, while our options do not vest until they have been held for three years. We believe our vesting provisions encourage our employees to maintain employment with us.

We believe that stock options provide a strong incentive to increase stockholder value, because the value of the stock options is dependent on the market performance of our common stock following the date of grant.

Under our long-term incentive program, we grant stock options to each of our named executive officers on an annual basis, based on a percentage of the executive officer’s salary. In connection with our 2012 grants, we initially used the following percentages of salary for our named executive officers:

Name	Percentage of Salary*
James R. Craigie	n/a **
Matthew T. Farrell	115%
Patrick D. de Maynadier	95%
Mark G. Conish	85%
Louis H. Tursi, Jr.	85%

*	In order to eliminate the potential for minor differences among executive officers (other than our Chief Executive Officer, Chief Financial Officer and General Counsel) and foster a cohesive commitment to our success, we used 85 percent of the average salaries of the executive officers then serving to compute the initial value of options to be granted to each of them.

**	As noted above under “Compensation Discussion and Analysis—2012 Compensation—Determination of Competitive Compensation,” the new methodology has not been applied to Mr. Craigie for his 2012 option grants, because the value of options granted to him in 2012 cannot be greater than the value of stock options granted to him in 2011 (determined in accordance with generally accepted accounting principles).

As was the case in 2011, we increased by 25 percent the dollar amount initially computed based on the salary percentages set forth above. We took this action after comparing the total stockholder return (based on the increase in stock price plus dividends paid) of our common stock for the one and three year periods ended December 31, 2011 against the total stockholder return for a selected group of consumer products companies utilized by management for internal analysis purposes (Alberto-Culver Company; Avon Products, Inc.; Colgate-Palmolive Company; The Clorox Company; Energizer Holdings, Inc.; Kimberly-Clark Corporation; The Procter & Gamble Company; Reckitt Benckiser Group PLC; and Unilever). We also generally referenced this group for comparison purposes in 2011. For the three year period, our total stockholder return was among the top 25 percent of the selected group. The 25 percent increase in dollar amount was made to reflect our company’s superior performance as compared to the companies in this group. The determination to increase the grant by 25 percent was not based on the application of any formula.

In determining the number of shares underlying options for each of the named executive officers, we divided the dollar amount of value to be received by each officer by the fair market value of one stock option to determine the number of stock options granted to the executive officer. We multiplied that amount by 1.25 and rounded the resulting number of shares to the nearest 10 shares. The number of shares underlying stock options granted to the named executive officers are set forth below in the Grants of Plan-Based Awards table under the column heading, “All Other Option Awards: Number of Securities Underlying Options.” For additional information regarding stock option terms, see the narrative accompanying the Grants of Plan-Based Awards table.

In addition, we increased the number of options granted to Messrs. Farrell, Conish and Tursi by approximately 8.2 percent (in the case of Mr. Farrell) and 8.0 percent (in the case of Messrs. Conish and Tursi), of the standard grant (before the 25 percent increase), based on Mr. Craigie’s recommendation, in recognition of performance he deemed exceptional during 2011. There were no specific performance criteria utilized to arrive at this determination. We rounded the number of shares underlying this supplemental grant to the nearest 10 shares.

We have applied special provisions to Mr. Craigie’s options granted to him during 2005 or thereafter. These provisions became effective in July 2009, the fifth anniversary of his employment with us. Under these provisions, if his employment with us terminates for any reason other than for cause, his options will remain exercisable until the end of their stated term and will continue to vest in accordance with the terms of the grant. We adopted this provision in 2005 to encourage Mr. Craigie to maintain a long-term focus on our strategy and a long-term interest in our securities, and to remove requirements and incentives to exercise options and sell underlying shares within a short time following a termination of his employment.

The Compensation & Organization Committee has, from time to time, considered the structure of our long-term incentive compensation, which continues to consist almost entirely of stock options. While the Compensation & Organization Committee continues to believe that stock options are an appropriate form of long-term incentive compensation, it will review with management, on an ongoing basis, the advisability of adopting alternative forms of long-term incentive compensation that are tied to, and provide incentives for, the long-term increase in stockholder value.

Restricted Stock Award Program

Under our restricted stock award program, which was terminated in 2012 following our March grant, we awarded restricted stock to officers when they acquired our common stock. Specifically, we awarded shares of restricted stock to an officer who, during a calendar year,

•	deferred a portion of his or her salary into a notional investment in common stock under our Executive Deferred Compensation Plan (“EDCP”),

•	deferred a portion of his or her award under the Annual Incentive Plan into a notional investment in our common stock fund under the EDCP,

•	transferred funds within the EDCP into the notional investment in common stock or

•	otherwise purchased our common stock, except as described below.

We awarded the restricted stock on the first Monday in March of the succeeding calendar year. The number of shares awarded had a fair market value equal to 20 percent of the value of the acquired notional investment in our common stock and the otherwise purchased common stock. For this purpose, the value of the acquired notional investment and otherwise purchased common stock must not have exceeded 50 percent of the officer’s target Annual Incentive Plan award in the year preceding the year in which we awarded the restricted stock. Restricted shares awarded under the program vest on the third anniversary of the date of award. In addition to encouraging share ownership, we believed the vesting terms of the restricted stock provided a meaningful incentive for continued employment. Restricted shares issued to the named executive officers under this program in 2012 are set forth below in the Grants of Plan-Based Awards Table under the column heading, “All Other Stock Awards: Number of Shares of Stock or Units.” Grants shown are based on share accumulation in 2011 with the grant date of March 2012.

The restricted stock award program was not intended to provide an incentive to purchase our common stock in plans that are available to a broad base of our employees. Therefore, we did not provide restricted stock awards for purchases of our common stock under our employee stock purchase plan or under our savings and profit sharing plan.

No further grants will be made under this program, although we may decide to grant restricted shares under another program or as otherwise warranted in the future.

Perquisites and Charitable Contributions

We provide very limited perquisites to our executive officers. Our executives may receive a comprehensive physical examination through a provider selected by the executive from among three providers that we have approved. We believe it is in our interest to ensure that our executives’ health is monitored so that any health-related issues pertaining to an executive can be identified and addressed promptly. The annual cost to us for providing this benefit is approximately $2,000 per executive.

Except as noted above, we currently do not have programs for providing personal benefit perquisites to executive officers. Although we do not participate in any programs under which we agree to make donations to charitable or other non-profit institutions in the name of any of our executive officers or directors, from time to time, we do make such donations as requested by our executive officers and directors. The aggregate amount of all such donations with respect to named executive officers was $55,000 in 2012.

STOCK OPTION GRANT PRACTICES

For the past several years, our Compensation & Organization Committee has followed a practice of making our annual stock option grants to executive officers and other employees effective on the Monday falling most closely to the midpoint between the dates of the first and second quarter earnings releases. A grant to a new employee is effective on the date the employee commences employment with us, and special grants made to employees at times other than the time of the annual grant are effective on the first trading day of the month following approval of the grant. The per share exercise price of stock options is equal to the closing price of a share of our common stock on the date of grant. We believe that our stock option grant practices are appropriate and eliminate any questions regarding “timing” of grants in anticipation of material events, since grants become effective in accordance with a long-standing schedule.

Our Compensation & Organization Committee delegates to our Executive Vice President, Human Resources the ability to approve stock option grants for employees who are not executive officers. The grants may be made at times other than the time of annual grant and are utilized for new hires and for performance recognition purposes. The Compensation & Organization Committee approved options to purchase 116,000 shares for these purposes in 2012. The timing and pricing of the option grants in 2012 conformed to the Compensation & Organization Committee practices described in the preceding paragraph.

We do not permit repricing of options without prior stockholder approval.

STOCK OWNERSHIP AND OTHER TRADING GUIDELINES

Our executive officer stock ownership guidelines are designed to further align the interests of executive officers with the interests of our stockholders. As applied to our named executive officers, the guidelines generally specified the minimum number of shares of our common stock that our executive officers were required to hold at the end of 2012 (or, if later, five years following appointment to an executive officer position) and continue to hold thereafter. The minimum number of shares requirement in effect in 2012 was based on salary levels on January 1, 2011 and the average closing price of our common stock during 2011. An executive officer who becomes subject to the guidelines after January 1, 2011 has stock ownership requirements computed based on a multiple of his or her salary at the time the executive officer became subject to the guidelines and the average closing price of our common stock for the prior 365-day period. In each case, the number of shares resulting from the calculation is rounded to the nearest 1,000 shares. Every three years, we recalibrate the stock ownership requirements based on the then current base salaries and the average closing stock price of our common stock over the preceding 12 months. The stock ownership requirements will next be recalibrated on January 1, 2014. The Compensation & Organization Committee reviews the executive officers’ progress towards compliance with the guidelines semi-annually.

Our insider trading guidelines prohibit our executive officers from (i) engaging in short sales of our securities, (ii) buying or selling puts or calls or other derivative securities on our securities, (iii) entering into hedging or monetizing transactions or similar arrangements with respect to our securities, and (iv) holding our securities in a margin account or pledging our securities as collateral for a loan.

The stock ownership guidelines applicable to each of the named executive officers in 2012, and the named executive officer’s actual stock ownership levels, are shown on the following table:

Name	Applicable Base Salary(1)	Multiple of Salary Subject to Guidelines	Dollar Value of Shares Required to be Held	Applicable Price Per Share	Required Number of Shares to be Held	Number of Shares Held at 1/1/13(2)
James R. Craigie	$900,000	5.0x	$4,500,000	$32.85	137,000	185,960
Matthew T. Farrell	$495,000	5.0x	$2,475,000	$32.85	75,000	82,456
Patrick D. de Maynadier	$375,000	2.5x	$937,500	$39.91	23,000	13,250
Mark G. Conish	$345,000	2.5x	$862,500	$32.85	26,000	83,295
Louis H. Tursi, Jr.	$350,000	2.5x	$875,000	$32.85	26,000	60,124

(1)

Applicable base salary refers to the base salaries in effect on January 1, 2011, except for Mr. de Maynadier whose applicable salary is the salary in effect upon the commencement of his employment. Applicable price per share is the average closing stock price during 2010 (average closing price during the 365-day period prior to commencement of employment in the case of Mr. de Maynadier). All price per share amounts reflect the 2-for-1 stock split on June 1, 2011. Base salary levels and applicable price per share will be readjusted in 2014.

(2)

Includes shares owned by the executive officer or members of his or her immediate family residing in the same household, shares or notional shares held for the executive officer’s account in a company plan and restricted stock held by the executive officer.

ONGOING AND POST-EMPLOYMENT COMPENSATION

We have plans and agreements addressing compensation for our named executive officers that accrue value as the executive officer continues to work for us, provide special benefits upon certain types of termination events or provide retirement benefits. These plans and agreements were designed to be part of a competitive compensation package, in some cases not only for executive officers, but for other employees as well.

Savings and Profit Sharing Plan for Salaried Employees

This plan, which we sometimes refer to below as the “savings and profit sharing plan,” is a tax-qualified defined contribution plan available to all of our domestic salaried employees. All of our named executive officers participate in the plan. Under the plan, an employee may contribute, subject to Internal Revenue Code limitations, up to a maximum of 70 percent of his or her eligible compensation (approximately 15 percent for highly compensated employees in 2012), which includes salary and payments under the Annual Incentive Plan, on a pre-tax or post-tax basis (post-tax contributions are limited to six percent of eligible compensation). For this purpose, Roth contributions, although made on a post-tax basis, are treated as if they were made on a pre-tax basis. We provide a matching contribution equal to 50 percent of the first six percent of eligible compensation that an employee contributes in any year. In addition, the plan provides a profit-sharing feature under which we make an annual contribution to the account of each employee based on our performance in the preceding year. The performance measures and results used to calculate the annual contribution level are identical to the company-wide measures described above under “2012 Compensation—Annual Incentive Plan.” Achievement of the target performance rating would have resulted in a contribution of 7.3 percent of a participant’s eligible compensation in 2012. In respect of 2012 performance results, the Compensation & Organization Committee approved a contribution in 2012 equal to 8.58 percent of a participant’s eligible compensation. Amounts credited to an employee’s account in the plan may be invested among a number of funds, including a company stock fund. A participant’s account is adjusted to reflect the rate of return, positive or negative, on the investments. Employee contributions and compensation on which our profit sharing contributions may be based cannot exceed limits under the Internal Revenue Code (the eligible compensation limit was $250,000 in 2012).

Employee Stock Purchase Plan

This plan is a tax qualified employee stock purchase plan generally available to our domestic employees who work at least 20 hours per week. Mr. Craigie, Mr. Farrell and Mr. de Maynadier participate in this plan. Under the plan, a participant may contribute up to 10 percent of his or her salary and wages towards the purchase of our common stock on the last business day of a calendar month. However, as a result of Internal Revenue Code limits, no participant may purchase more than $25,000 worth of common stock in any calendar year. The purchase price generally is equal to 85 percent of the closing price of our common stock on the second Friday of the month.

Executive Deferred Compensation Plan (“EDCP”)

This plan and its predecessors collectively have been in effect for over 20 years. The plan is a nonqualified deferred compensation plan that provides tax benefits for executive officers. Under the EDCP as currently in effect, an executive officer can defer up to 85 percent of his or her salary and up to 85 percent of amounts paid to the executive officer under our Annual Incentive Plan. In addition, an executive can make a separate deferral, which we refer to below as the “Excess Compensation Deferral,” of up to six percent of compensation that exceeds Internal Revenue Code limits on eligible contributions under our savings and profit sharing plan. We provide a contribution equal to (i) 50 percent of the Excess Contribution Deferral; (ii) three percent of other salary and Annual Incentive Plan deferrals; and (iii) the profit sharing contributions we would have made to the participant’s account under our savings and profit sharing plan were it not for the Internal Revenue Code limit on the amount of eligible compensation under that plan and the participant’s deferrals into the EDCP.

Amounts deferred under the EDCP generally are not subject to federal, and in many cases state, income taxes until they are distributed. An executive officer can choose to have his or her contributions allocated to one or more of several notional investments, including a notional investment in our common stock. A participant may not initially allocate more than 50 percent of his or her contributions to our common stock, although the participant can increase the notional common stock amount through intra-plan transfers of notional investments previously made. A participant’s account is adjusted to reflect the deemed rate of return, positive or negative, on the notional investments. An executive officer may choose to receive a payout following retirement, either in a lump sum or in annual installments, in accordance with the terms of the EDCP. The EDCP also includes provisions for payment upon death or disability. See the Deferred Compensation table and accompanying narrative for additional information.

Change in Control and Severance Agreements

In 2006, we adopted change in control and severance agreements for our executive officers. We believe that these agreements can create management stability during a period of uncertainty. Absent such agreements, there is an increased risk that executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security following a change in control. We believe that the agreements provide financial security to an executive officer in the event the executive officer is terminated without cause following a change in control by providing a meaningful payment to the executive officer. The agreements also provide clear statements of the rights of the executive officers and protect against a change in employment and other terms by an acquirer that would be unfavorable to the executive officer. In determining, at the time we adopted the agreements, to provide a higher level of benefits to Mr. Craigie than to our other named executive officers; we referenced data from a study prepared by the Compensation & Organization Committee’s compensation consultant indicating that a higher level of benefits for a chief executive officer was in line with marketplace practices. We also determined to provide benefits to our executive officers, although at a lower level, for certain types of employment terminations that do not follow a change in control. We believe these severance obligations provide a competitive benefit that enhances our ability to retain capable executive officers.

The change in control and severance agreements provide for payments and other benefits if an executive officer’s employment is terminated without cause, or if an executive officer terminates employment for “good reason,” within two years following a change in control. These provisions require what is sometimes called a “double trigger,” namely both a change in control and a specified termination event, before payment is made. The agreements also provide for lesser payments if these types of terminations occur outside of the context of a change in control. In March 2010, we and the participating executives amended the agreements to eliminate the tax gross-up provisions under the agreements. These provisions called for additional payments to an executive officer if the executive officer became liable for payment of any excise tax under Internal Revenue Code Section 4999 with respect to any payment to be received under an agreement in connection with a change in control. In the event that payments to be made to an executive under the change in control and severance agreements in connection with a change in control would result in the imposition of the excise tax under Internal Revenue Code Section 4999, the payments will be reduced to the highest amount that could be paid without triggering the excise tax if, following the reduction, the executive would retain a greater amount of net after-tax payments than if no reduction were made. If no reduction is made, the executive officer will pay any applicable excise tax.

See “Potential Payments Upon Termination or Change in Control” for further information regarding benefits under the change in control and severance agreements.

TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and other specified highest paid executive officers, unless certain conditions are met. We have structured certain portions of our executive compensation program to preserve deductibility for federal income tax purposes. Nevertheless, we believe that, in certain circumstances, factors other than tax deductibility take precedence in determining the forms and amount of compensation, and we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our company.

SAY-ON-PAY VOTE

At our 2012 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the 2011 compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved compensation to our named executive officers, with over 98 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2012, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation & Organization Committee continued our general approach to executive compensation for 2012. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Organization Committee will continue to seek and consider stockholder feedback in the future.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

In connection with 2012 compensation for executive officers, Mr. Craigie, aided by our human resources department, provided statistical data and recommendations to the Compensation & Organization Committee. Mr. Craigie did not make recommendations as to his own compensation. While the Compensation & Organization Committee utilized this information, and valued Mr. Craigie’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation & Organization Committee, in some cases subject to ratification by the independent members of the Board of Directors.

ROLE OF THE COMPENSATION & ORGANIZATION COMMITTEE IN EXECUTIVE COMPENSATION

As set forth in the charter of the Compensation & Organization Committee, one of the Compensation & Organization Committee’s purposes is to administer our executive compensation program. It is the Compensation & Organization Committee’s responsibility to oversee the design of executive compensation programs, policies and practices; to determine, subject to ratification by a majority vote of the Independent Directors, the types and amounts of most compensation for executive officers; and to review and approve the adoption, termination and amendment of, and to administer, our incentive compensation and stock option plans. All compensation for our executive officers ultimately must be ratified by a majority of the Independent Directors. Our human resources department supports the Compensation & Organization Committee’s work, and in some cases acts under delegated authority to administer compensation programs. In addition, as described above, the Compensation & Organization Committee directly engages an outside consulting firm to assist in its review of compensation for executive officers. The consulting firm performs similar services for us with respect to non-executive officers, but does not perform any other services for us.

COMPENSATION & ORGANIZATION COMMITTEE REPORT

The Compensation & Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Compensation & Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted,

T. Rosie Albright, Chairperson

Penry W. Price

Ravichandra K. Saligram

Dated: March 14, 2013

2012 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation for 2012, 2011 and 2010 of our Chief Executive Officer, Chief Financial Officer and each of the persons who were the next three most highly paid executive officers in 2012. We sometimes refer to these persons as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
James R. Craigie	2012	930,000	—	—	1,890,309	1,329,900	—	148,507	(5)	4,298,716
Chairman and Chief Executive Officer	2011	922,500	—	44,704	1,890,882	—	—	214,718		3,072,804
	2010	893,750	—	86,835	1,799,080	1,108,300	—	307,836		4,195,801

Matthew T. Farrell	2012	510,000	—	—	792,846	437,600	—	109,033	(6)	1,849,478
Executive Vice President Finance and Chief Financial Officer	2011	506,250	—	29,445	366,102	312,900	—	96,385		1,311,082
	2010	491,250	—	28,564	413,280	365,500	—	112,161		1,410,755

Patrick D. de Maynadier	2012	375,000	—	—	445,209	321,800	—	70,778	(7)	1,212,787
Executive Vice President,	2011	31,250	—	526,920	241,200	16,100	—	—		815,470
General Counsel and Secretary	2010	—	—	—	—	—	—	—		—

Mark G. Conish	2012	355,000	—	13,022	407,858	253,800	—	72,541	(8)	1,102,221
Executive Vice President, Global Operations	2011	352,500	—	11,962	179,568	181,500	—	63,689		789,219
	2010	342,500	—	13,308	244,360	212,400	—	71,021		883,589

Louis H. Tursi, Jr.	2012	360,000	—	15,953	407,858	255,200	—	55,737	(9)	1,094,747
Executive Vice President	2011	357,500	—	13,572	195,048	182,000	—	47,230		795,350
North America Consumer Sales	2010	347,500	—	3,764	244,360	205,700	—	58,358		859,682

(1)

Some of the named executive officers deferred a portion of their salary in 2012 under the Executive Deferred Compensation Plan (“EDCP”) as follows: Mr. Craigie, $40,800; Mr. Farrell, $34,374; Mr. Conish, $149,213; and Mr. de Maynadier, $8,466.

(2)

The amounts shown for stock awards are equal to the grant date fair value of the awards, calculated in accordance with ASC Topic 718. For information regarding our restricted stock award program, see “Compensation Discussion and Analysis—2012 Compensation—Restricted Stock Award Program.” For information regarding the number of shares subject to 2012 restricted stock awards and other features of the awards, see the Grants of Plan-Based Awards Table on page 43.

(3)

The amounts shown for option awards are based on the grant date fair value of awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission. For information regarding the number of shares subject to 2012 stock option grants and other features of those grants, see the Grants of Plan-Based Awards table on page 43.

(4)

Represents payments under our Annual Incentive Plan based on achievement of company-wide and, if applicable, division performance measures. See “Compensation Discussion and Analysis—2012 Compensation—Annual Incentive Plan” for further information regarding payments for 2012.

(5)

Includes $19,050 contributed for Mr. Craigie’s account under our Savings and Profit Sharing for Salaried Employees; $88,644 contributed for his account under the EDCP, reimbursement for a physical examination, and donations aggregating $25,000 that we made to three non-profit organizations with which Mr. Craigie is involved, including a donation of $10,000 that we made to the Gettysburg Foundation, a non-profit organization of which Mr. Craigie serves as a Board member.

(6)

Includes $28,950 contributed for Mr. Farrell’s account under our Profit Sharing and Savings Plan for Salaried Employees; $66,342 contributed for his account under the EDCP, reimbursement for a physical examination, and a donation of $10,000 that we made to a non-profit organization with which Mr. Farrell is involved.

(7)

Includes $28,950 contributed for Mr. de Maynadier’s account under our Profit Sharing and Savings Plan for Salaried Employees, $16,339 contributed for his account under the EDCP, and $15,270 in relocation expenses.

(8)

Includes $28,132 contributed for Mr. Conish’s account under our Profit Sharing and Savings Plan for Salaried Employees, $33,995 contributed to his account under the EDCP, reimbursement for a physical examination and payment of life insurance premiums.

(9)	Includes $28,950 contributed for Mr. Tursi’s account under our Profit Sharing and Savings Plan for Salaried Employees and $25,054 contributed for his account under the EDCP.

Employment Agreements

We entered into an employment agreement with Mr. Craigie on June 11, 2004, relating to Mr. Craigie’s employment as President and Chief Executive Officer. In addition to initial compensatory terms, the agreement provides for an annual incentive compensation award target of 100 percent of annual base salary, subject to a maximum award payout amount not to exceed 200 percent of annual base salary, and participation in our health, welfare and retirement savings plans.

We entered into an employment agreement with Mr. Farrell on August 23, 2006, relating to Mr. Farrell’s employment as Vice President and Chief Financial Officer. In addition to initial compensatory terms, the agreement provides for an annual incentive compensation award target of 60 percent of annual base salary and participation in our health, welfare and retirement savings programs.

We entered into an employment agreement with Mr. de Maynadier on October 31, 2011, relating to Mr. de Maynadier’s employment as our Executive Vice President, General Counsel and Secretary. In addition to initial compensatory terms, which included a grant of 12,000 restricted stock units that vest in equal increments on March 1, 2012, 2013 and 2014, the agreement provides for an annual incentive compensation award target of 50 percent of annual base salary (which has since increased to 60 percent of base salary), a stock option grant award target of 70 percent of base salary (which has since increased to 95 percent of base salary), and participation in our health, welfare and retirement savings programs.

We entered into an employment agreement with Mr. Tursi on July 16, 2004 relating to Mr. Tursi’s employment as Vice President, Domestic Consumer Sales. In addition to initial compensatory terms, the agreement provides for an annual incentive compensation award target of 45 percent of annual base salary (which has since increased to 50 percent of annual base salary) and participation in our health, welfare and retirement savings programs.

2012 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to the named executive officers in 2012.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date(1)	Approval Date(1)	Threshold ($)(2)	Target ($)	Maximum ($)
James R.Craigie	6/18/2012	5/2/2012					214,078	$53.81	1,890,309
			—	1,116,000	1,860,000
Matthew T. Farrell	6/18/2012	5/2/2012					89,790	$53.81	792,846
			—	367,200	612,000
Patrick D. de Maynadier	6/18/2012	5/2/2012					50,420	$53.81	445,209
			—	270,000	450,000
Mark G. Conish	3/5/2012	11/2/2004				271			13,022
	6/18/2012	5/2/2012					46,190	$53.81	407,858
			—	213,000	355,000
Louis H. Tursi, Jr.	3/5/2012	11/2/2004				332			15,953
	6/18/2012	5/2/2012					46,190	$53.81	407,858
			—	216,000	360,000

(1)

For information regarding the timing of stock option grants, see “Compensation Discussion and Analysis—Stock Option Grant Practices.” For information regarding the timing of restricted stock awards under our restricted stock award program, which was approved on November 2, 2004, see “Compensation Discussion and Analysis—Restricted Stock Award Program.”

(2)	There is no specified minimum award payout under our Annual Incentive Plan.

(3)

Constitutes target and maximum award opportunities for the named executives under our Annual Incentive Plan. See “Compensation Discussion and Analysis—2012 Compensation—Annual Incentive Plan” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(4)

The stock awards represent the number of restricted shares granted to each named executive officer under our restricted stock award program. See “Compensation Discussion and Analysis—2012 Compensation—Restricted Stock Program” for further information about the restricted stock award program.

(5)

The amounts shown in this column represent the shares of our common stock underlying options granted under our Omnibus Equity Compensation Plan. All options were granted with an exercise price per share equal to the closing price per share as reported by the NYSE on the date of grant. The options vest as to all underlying shares on the third anniversary of the date of grant and terminate ten years from the date of grant, subject to earlier termination upon the occurrence of specified events. In the event of a “change in control,” as defined in our Omnibus Equity Compensation Plan, all stock options granted prior to the change in control immediately vest.

(6)	The grant date fair value is computed in accordance with ASC Topic 718.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding stock options and restricted stock awards held by the named executive officers at December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
James R. Craigie	130,384		17.51	6/19/2016
	204,000		24.40	6/18/2017
	248,200		27.83	6/16/2018
	263,400		26.99	6/22/2019
		219,400	33.33	6/21/2020
		244,300	40.44	6/20/2021
		214,078	53.81	6/18/2022
					3,750	200,888
Matthew T. Farrell	23,100		24.40	6/18/2017
	26,100		27.83	6/16/2018
	27,800		26.99	6/22/2019
		50,400	33.33	6/21/2020
		50,500	40.44	6/20/2021
		89,790	53.81	6/18/2022
					1,618	86,676
Patrick D. de Maynadier		30,000	43.91	12/1/2021
		50,420	53.81	6/18/2022
					8,000	428,560
Mark G. Conish	36,000		17.51	6/19/2016
	26,800		24.40	6/18/2017
	30,600		27.83	6/16/2018
	32,400		26.99	6/22/2019
		29,800	33.33	6/21/2020
		23,200	40.44	6/20/2021
		46,190	53.81	6/18/2022
					979	52,445
Louis H. Tursi, Jr.	45,000		14.82	7/26/2014
	30,600		17.65	6/20/2015
	39,000		17.51	6/19/2016
	27,600		24.40	6/18/2017
	30,600		27.83	6/16/2018
	32,400		26.99	6/22/2019
		29,800	33.33	6/21/2020
		25,200	40.44	6/20/2021
		46,190	53.81	6/18/2022
					798	42,749

(1)	Options vest and expire as to all of the underlying unexercisable shares as follows:

Option Exercise Price ($)	Expiration Date	Vesting Date
33.33	6/21/2020	6/21/2013
40.44	6/20/2021	6/20/2014
43.91	12/1/2021	12/1/2014
53.81	6/18/2022	6/18/2015

In the event of a “change in control,” as defined in our Omnibus Equity Compensation Plan, all stock options granted prior to the change in control immediately vest unless our Board of Directors determines otherwise.

(2)	Restricted Stock awards held by each of the named executive officers vests as follows:

	No. of Shares	Vesting Date
James R. Craigie	2,584	3/1/2013
	1,166	3/7/2014

Matthew T. Farrell	850	3/1/2013
	768	3/7/2014

Patrick de Maynadier	4,000	3/1/2013
	4,000	3/1/2014

Mark G. Conish	396	3/1/2013
	312	3/7/2014
	271	3/5/2015

Louis H. Tursi, Jr.	112	3/1/2013
	354	3/7/2014
	332	3/5/2015

(3)	Based on the $53.57 per share closing price of our common stock on December 31, 2012, as reported by the NYSE.

2012 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises by the named executive officers during 2012 and vesting of restricted stock held by the named executive officers during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James R. Craigie	250,000	9,306,511	1,778	85,415
Matthew T. Farrell	—	—	998	47,944
Patrick D. de Maynadier	—	—	4,000	191,640
Mark G. Conish	33,600	1,011,597	342	16,430
Louis H. Tursi, Jr.	—	—	696	33,436

(1)

Based upon the difference between the closing price of our common stock on the dates of exercise, as reported by the NYSE, and the exercise price of the options exercised on the respective exercise dates.

(2)

Based on the $48.04 per share closing price of our common stock on March 2, 2012, as reported by the NYSE, for Messrs. Craigie, Farrell, Conish and Tursi, and the $47.91 per share closing price of our common stock on March 1, 2012, as reported by the NYSE, for Mr. de Maynadier.

2012 NONQUALIFIED DEFERRED COMPENSATION

The named executive officers are among employees eligible to participate in our Executive Deferred Compensation Plan. Participants can elect to defer up to 85 percent of their salary and Annual Incentive Plan award payout. Amounts deferred are invested, as determined by the participant, in one or more notional investments, including a notional investment in our common stock. The other notional investments are based on a group of mutual funds. We also made contributions to a participant’s deferred compensation account equal to the matching contributions and profit sharing contributions that would have been made to the participant’s account under our Savings and Profit Sharing Plan for Salaried Employees but for (i) limitations imposed by the Internal Revenue Code on plan contributions, and (ii) the participant’s deferrals under our Executive Deferred Compensation Plan. Following retirement, participants may elect to receive either a lump sum payment or installment payments for up to 20 years. A participant’s interest in the portion of his or her account derived from our contributions vests, depending on the nature of the contribution, over three or four year periods, in each case ending five years from commencement of employment, and any unvested portion vests upon the earlier of the participant’s death and 65th birthday.

The following table provides details regarding nonqualified deferred compensation for the named executive officers in 2012.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
James R. Craigie	40,800	144,389	1,339,793	—	9,761,829
Matthew T. Farrell	34,374	58,678	313,564	—	2,197,565
Patrick D. de Maynadier	8,466	4,233	286	—	12,985
Mark G. Conish	149,213	29,772	403,727	—	2,678,216
Louis H. Tursi, Jr.	—	21,065	88,157	—	562,939

(1)	All amounts shown in this column were reported as compensation in the 2012 Summary Compensation Table.

(2)

Includes for the named executive officers the following amounts that were reported as compensation in the Summary Compensation Table in previous years: Mr. Craigie, $5,624,959; Mr. Farrell, $1,402,823; Mr. de Maynadier, $8,466; Mr. Conish $708,037; and Mr. Tursi, $93,284.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2012 (except as otherwise noted).

The information in this section does not include information relating to the following:

•	distributions under the Executive Deferred Compensation Plan—see “2012 Nonqualified Deferred Compensation” for information regarding this plan,

•	other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including our tax-qualified defined contribution plan,

•	restricted shares and shares underlying options that vested prior to the termination event—see the 2012 Outstanding Equity Awards at Fiscal Year-End table, and

•	short-term incentive payments that would not be increased due to the termination event.

Change in Control and Severance Agreements

We have entered into Change in Control and Severance Agreements with each executive officer. The agreements provide for benefits upon specified termination of employment events within two years following a change in control and upon specified termination of employment events at any time for reasons unrelated to a change in control. A “change in control” occurs under the agreements if:

•	a person becomes the beneficial owner of 50 percent or more of our common stock,

•	the consummation of a merger or other business combination or a sale of all or substantially all of our assets, or

•

within any 24-month period, “incumbent directors” no longer constitute at least a majority of the Board of Directors; “incumbent directors are (i) persons who were directors immediately before the beginning of the 24-month period and (ii) persons who are elected to the Board of Directors by a two-thirds vote of the incumbent directors.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason, generally within two years following a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•	a lump sum equal to two times (three times for Mr. Craigie) the sum of such executive officer’s base salary plus target award for the year in which such termination occurs, and

•	a lump sum equal to the executive officer’s target award multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment.

Each lump sum payment will be made six months following the date of termination of employment.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason other than as a result of a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•

a lump sum equal to the executive officer’s base salary (Mr. Craigie will receive an amount equal to two times his base salary) for the year in which the termination occurs (one-half of the payment will be paid six months following the date of termination of employment and the remaining one-half will be paid in six equal monthly installments thereafter), and

•

a lump sum equal to the annual incentive award that would have been payable to the executive officer based on actual performance multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment (to be paid on the later of the regularly scheduled payment date for the award and six months following the date of termination of employment).

“Good reason” means the occurrence of any of the following events, without the consent of the executive officer: (i) the executive officer suffers a material demotion in title, position or duties; (ii) the executive officer’s base salary and target award percentage or benefits are materially decreased; (iii) we fail to obtain the assumption of the agreement by an acquirer; or (iv) the executive officer’s office location is moved by more than 50 miles.

In the event that an executive officer becomes liable for payment of any excise tax under Internal Revenue Code Section 4999 with respect to any “excess parachute payments” under Internal Revenue Code Section 280G to be received under the agreement in connection with a change in control, we will reduce the payments below the threshold amount for “excess parachute payments” set forth in Section 280G, if the reduction would provide the executive with greater net after-tax payments than would be the case if no reduction were made and the payments were subject to excise tax under Section 4999.

In addition, under any event of termination covered by the agreement, the executive officer may elect to continue group medical and dental coverage at the then prevailing employee rate for a period of 24 months (12 months if termination occurs other than as a result of a change in control), or, in the case of Mr. Craigie, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination. The executive officer will also be entitled to receive (i) group life insurance coverage for a period of 24 months (12 months if termination occurs other than as a result of a change in control), or, in the case of Mr. Craigie, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination; (ii) outplacement assistance; and (iii) payment for unused vacation time. The agreement also contains non-competition, non-solicitation and non-disparagement provisions.

The Change in Control and Severance Agreement replaced related provisions, if any, in the executive officer’s employment agreement.

Acceleration of Vesting Provisions Pertaining to Stock Options and Restricted Stock Upon a Change in Control

Under our Omnibus Equity Compensation Plan, upon a change in control all stock options and restricted stock granted prior to the change in control immediately vest unless our Board of Directors determines otherwise. The definition of “change in control” under the Omnibus Equity Compensation Plan is substantially the same as the definition of “change in control” under the Change in Control and Severance Agreements.

Table of Benefits Upon Termination Events

The following tables show potential payments to the named executive officers upon termination of employment, including without limitation a change in control, assuming a December 31, 2012 termination date. In connection with the amounts shown in the table:

•

Stock option benefit amounts for each option as to which vesting will be accelerated upon the occurrence of the termination event are equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share of the option and the $53.57 closing price per share of our common stock on December 31, 2012, as reported on the NYSE.

•

Restricted stock benefit amounts are equal to the product of the number of restricted shares as to which vesting will be accelerated upon the occurrence of the termination event multiplied by the $53.57 closing price per share of our common stock on December 31, 2012, as reported on the NYSE. These benefit amounts are payable upon a voluntary termination of a named executive officer, provided such officer meets our qualifications for “retirement”, and upon the death or disability of such executive, in accordance with the terms of the program.

•	Health and Welfare Benefits are equal to the costs we would incur to maintain such benefits for the applicable period.

•	We assumed that target award goals under the Annual Incentive Plan are met in the year of termination. Under the Change in Control and Severance Agreements, in addition to other severance components payable upon specified termination events, the named executive officer is entitled to receive a lump sum equal to the executive officer’s target award multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment. If we achieve the target award goals and the named executive officer is terminated on December 31, he or she will be entitled to no additional payments with respect to this component beyond what the executive otherwise would have earned under the Annual Incentive Plan. Therefore, no payment with respect to this component is reflected in the table.

James R. Craigie Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause ($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	6,138,000	1,860,000	—	—
Stock Options	7,648,315	—	—	—
Restricted Stock	200,888	200,888	200,888	200,888
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	13,512	9,008	—	—
Total	14,000,715	2,069,896	200,888	200,888

Matthew T. Farrell Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause ($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,754,400	510,000	—	—
Stock Options	1,683,161	—	—	—
Restricted Stock	86,676	—	—	86,676
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	21,654	10,827	—	—
Total	3,545,891	520,827	—	86,676

Patrick D. de Maynadier Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause ($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,290,000	375,000	—	—
Stock Options	289,800	—	—	—
Restricted Stock	428,560	—	—	428,560
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	15,992	7,996	—	—
Total	2,024,352	382,996	—	428,560

Mark G. Conish Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause ($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,136,000	355,000	—	—
Stock Options	907,768	—	—	—
Restricted Stock	52,445	52,445	52,445	52,445
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	29,362	14,681	—	—
Total	2,125,575	422,126	52,445	52,445

Louis H. Tursi, Jr. Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause ($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,152,000	360,000	—	—
Stock Options	934,028	—	—	—
Restricted Stock	42,749	—	—	42,749
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	21,200	10,600	—	—
Total	2,149,977	370,600	—	42,749

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2012

The following table provides information as of December 31, 2012 regarding securities issuable under our equity compensation plans, all of which were approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excludes securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	8,236,303	32.81	1,932,828

PROPOSAL 2: APPROVAL OF OUR AMENDED AND RESTATED OMNIBUS EQUITY

COMPENSATION PLAN

Introduction

Our stockholders are being asked to approve the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan (the “Amended Plan”). The Amended Plan was originally adopted by our Board of Directors on March 5, 2008, as the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan (the “Initial Plan”), subject to the receipt of stockholder approval (which was obtained at the 2008 Annual Meeting of Stockholders) in accordance with the requirements of the laws of the State of Delaware. Our Board of Directors subsequently approved the Amended Plan effective upon the receipt of stockholder approval at the Annual Meeting (the date of such approval is referred to below as the “Amended Effective Date”). The Amended Plan generally incorporates the provisions of the Initial Plan as currently in effect and includes the following key modifications, effective upon the Amended Effective Date:

•

Increase of the Aggregate Share Reserve.    The current aggregate share reserve will be increased by an additional 10,000,000 shares for a total share reserve of 18,000,000 shares under the Amended Plan. As of February 28, 2013, 2,011,268 shares remain available for future issuance under the Initial Plan. The remaining shares will not be sufficient for long-term incentives expected to be awarded in fiscal 2013 and future years, given ordinary course grants and our change in methodology for calculating option share amounts described above under “Compensation Discussion and Analysis—2012 Compensation—Long-Term Incentives—Stock Options. Our Board of Directors believes that it is important that a significant portion of the compensation for our key employees, officers and directors consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. Our Board of Directors believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

•

Minimum Vesting Period for Stock Awards.    Equity awards issued under the Amended Plan must have a minimum (i) one-year vesting period if the satisfaction of vesting conditions is based (in whole or in part) on the attainment of one or more performance goals and (ii) three-year vesting period (or no less than 1/3rd of the underlying shares subject to the award vesting on each of the first three anniversaries of the date of grant) if the satisfaction of vesting conditions is based solely on the continued performance of services by the participant over a period of time; provided, however, that the foregoing restrictions will not apply (x) to the earlier satisfaction of vesting conditions in the event of a change of control or a participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of our common stock reserved for grants under the Amended Plan.

•	Term Extension. We extended the term of the Amended Plan until May 1, 2023 (currently, the Initial Plan is scheduled to expire on April 30, 2018).

As part of the approval of the Amended Plan, our stockholders are also being requested to re-approve the Internal Revenue Code Section 162(m) performance goals under the Amended Plan so that certain incentive awards granted under the Amended Plan to our executive officers may qualify as exempt performance-based compensation under such Section. Otherwise, Section 162(m) generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly-held companies (other than the chief financial officer). Section 162(m) generally requires such performance goals to be approved by stockholders every five years. If stockholders do not approve the Internal Revenue Code Section 162(m) performance goals at the Annual Meeting, then awards granted under the Amended Plan will not qualify as exempt performance-based compensation under Section 162(m) unless such approval is obtained or stockholders approve other designated performance criteria. Notwithstanding the foregoing, awards of stock options will continue to qualify as exempt performance-based compensation under Internal Revenue Code Section 162(m) even if the stockholders do not approve the 162(m) performance goals.

We anticipate filing a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional amount of new shares of our common stock to be included in the aggregate share reserve under the Amended Plan, effective upon and subject to stockholder approval of the Amended Plan, as soon as practicable following such stockholders’ approval of the Amended Plan.

The Amended Plan includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing or Replacement of Under-water Options or SARs.    The terms of the Amended Plan do not allow for the repricing or replacement of “under-water” stock options or SARs, including any cash buyouts or the voluntary surrender and exchange of “under-water” stock options or SARs for new equity awards, without prior stockholder approval.

•

No Share Recycling for Net Exercises or Tax Withholding.    Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the Amended Plan.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Amended Plan are automatically replenished.

•	No Automatic Grants. The Amended Plan does not provide for automatic grants to any participant.

•

Reloading of Stock Options.    The Amended Plan does not include “reload” features where option holders who exercise an option with existing shares are granted a “replacement” option for the shares used to pay the exercise price of the initial option.

•

No Current Payment of Dividends or Dividend Equivalents on Stock Awards or Stock Units.    Dividends paid on stock awards and dividend equivalents that accrue on stock units are not payable to the holder of the restricted stock or stock units unless and until they vest or the applicable forfeiture provisions lapse.

•	Material Plan Amendments Require Stockholder Approval. Material amendments are not effective unless they are approved by our stockholders.

The text of the Amended Plan is set forth in Appendix A to this proxy statement, and the description set forth herein is qualified in its entirety by reference to the text thereof. If approved by stockholders, the Amended Plan will become effective as of May 2, 2013. If we do not obtain requisite stockholder approval of the Amended Plan, the Initial Plan as currently in effect (without giving effect to the proposed amendments under the Amended Plan) will remain in effect. Because the Amended Plan will not be effective unless and until it is approved by stockholders, no awards have been granted under the Amended Plan to date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued upon the exercise of awards under all of our existing equity compensation plans as of February 28, 2013.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excludes securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	8,081,263	33.06	2,011,268

Summary of the Amended Plan

The following description of the Amended Plan is only a summary and is qualified in its entirety by reference to the Amended Plan, a copy of which is included in this proxy statement as Appendix A. If approved by stockholders, the Amended Plan will become effective as of May 2, 2013. If we do not obtain requisite stockholder approval of the Amended Plan, the Initial Plan as currently in effect (without giving effect to the proposed amendments under the Amended Plan) will remain in effect and no grants will be made under the Amended Plan. If the Amended Plan is approved by our stockholders, then no further grants will be made under the Initial Plan. Because the Amended Plan will not be effective unless and until it is approved by stockholders, no awards have been granted to date.

General

Under the Amended Plan, selected employees and non-employee members of our Board of Directors will have the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. We believe that the Amended Plan will encourage participants to contribute significantly to our growth, thereby benefiting our stockholders, and will align the economic interests of the participants with those of the stockholders.

The material terms of the Amended Plan are summarized below. A copy of the full text of the Amended Plan is attached to this proxy statement as Appendix A. This summary of the Amended Plan is not intended to be a complete description of the plan and is qualified in its entirety by the actual text of the Amended Plan.

Material Features of the Amended Plan

While our current practice is to grant primarily nonqualified stock options, the Amended Plan (like the Initial Plan) provides that grants may be made in any of the following forms:

•	Incentive stock options

•	Nonqualified stock options

•	Stock units

•	Stock awards

•	Stock appreciation rights

•	Other stock-based awards

The Amended Plan authorizes up to 18,000,000 shares of common stock for issuance, subject to adjustment as described below. Within this limit, the maximum aggregate number of shares of common stock that may be issued under stock awards, stock units and other stock-based awards during the term of the Amended Plan is 2,000,000 shares, also subject to adjustment as described below.

If, and to the extent options and stock appreciation rights granted under the Amended Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock units, stock awards or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to these grants will become available again for purposes of the Amended Plan. The number of shares of common stock available for purposes of the Amended Plan will be reduced by (i) the total number of options or other stock-based awards (that are subject to exercise) that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the participant as the result of net exercise or settlement and (ii) any shares of our common stock issued pursuant to the Amended Plan used to pay any exercise price, purchase price or tax withholding obligation with respect to any awards. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the Amended Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. Stock units that are designated in the grant agreement solely to be paid in cash rather than in shares of common stock will not count against the aggregate share limit. In addition, the Amended Plan prohibits us from using cash proceeds we receive from option exercises to repurchase shares of common stock on the open market for reuse under the Amended Plan.

The Amended Plan provides that the maximum aggregate number of shares of common stock with respect to which grants may be made to any individual during any calendar year is 1,500,000 shares, subject to adjustment as described below. All grants under the Amended Plan will be expressed in shares of common stock. If dividend equivalents are granted as qualified performance-based compensation under Internal Revenue Code Section 162(m), a participant may not accrue more than $100,000 of such dividend equivalents during any calendar year.

Administration.    The Amended Plan initially will be administered and interpreted by the Compensation & Organization Committee. However, our Board of Directors or such committee may delegate its authority under the Amended Plan to a sub-committee or to one or more senior executive officers to the extent permitted by applicable law and stock exchange rules, and subject to any restrictions or limitations as may be imposed by the Board of Directors or such committee. We refer to the committee administering the Amended Plan herein as the “Committee.” In addition, the Board of Directors will administer the Amended Plan for non-employee directors, and references below to the Committee include the Board of Directors where appropriate. The Committee may appoint an administrative committee comprised of our employees to perform ministerial functions under the Amended Plan.

The Committee has the authority, subject to ratification by the independent members of the Board of Directors, to (i) determine the individuals to whom grants will be made under the Amended Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and any acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Amended Plan.

Eligibility for Participation.    All of our employees and the employees of our subsidiaries and parents, and all of our non-employee directors, are eligible to receive grants under the Amended Plan. As of February 28, 2013, approximately 4,300 employees and nine non-employee directors are eligible to receive grants under the Amended Plan.

Types of Awards.

Stock Options

The Committee may grant options that are intended to qualify as incentive stock options within the meaning of Internal Revenue Code Section 422 (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Amended Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries and parents may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Amended Plan will be equal to or greater than (but shall not be less than) the last sale price of the underlying shares of common stock reported on the NYSE on the date of grant.

An ISO may not be granted to an employee who holds more than ten percent of the total combined voting power of all classes of our outstanding stock unless the exercise price per share is not less than 110 percent of the last reported sale price of the underlying shares of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. In addition, if a participant does not remain employed by us or one of our parents or subsidiaries at all times from the date the ISO is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such ISO will be treated as an NQSO.

The Committee will determine the term of each option, which may not exceed ten years from the date of grant. The Committee may grant options that are subject to achievement of performance goals or other conditions. Options will vest and become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the award agreement; provided, however, that any option granted on or after the Amended Effective Date will have a minimum vesting schedule of (A) one year, if the satisfaction of the vesting conditions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the satisfaction of the vesting conditions is based solely on the continued performance of services by the participant (with vesting conditions as to no more than 1/3rd of the underlying shares becoming satisfied on each of the first three anniversaries of the date of grant) (such requirements, the “Vesting Requirements”). However, the Committee will be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a change in control or a participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the aggregate share amount reserved under the plan (such earlier vesting conditions, the “Vesting Exceptions”).

A participant may exercise an option by delivering a notice of exercise to us. The participant will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) if the Committee permits, by delivering shares of common stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of common stock having an aggregate fair market value on the date of exercise equal to the exercise price; (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Committee may approve.

The Committee will determine under what circumstances, if any, and during what time periods a participant may exercise an option after termination of employment or service.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Amended Plan. Each stock unit provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions of the stock units, provided that the Vesting Requirements and Vesting Exceptions will apply to all stock units granted under the Amended Plan on or after the Amended Effective Date. Stock units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee.

The Committee may grant dividend equivalents in connection with stock units. Dividend equivalents will be payable in cash or shares of common stock and may be paid currently or may be deferred. The terms and conditions of dividend equivalents will be determined by the Committee. However, under the Amended Plan, in no event may dividend equivalents be paid unless and until the stock unit in connection with which the dividend equivalent is granted vests.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Amended Plan. The Committee will determine the number of shares of common stock subject to the grant of stock awards and the restrictions and other terms and conditions of the grant. The Committee may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals, provided that the Vesting Requirements and Vesting Exceptions will apply to all stock awards granted under the Amended Plan on or after the Amended Effective Date. The Committee will determine in the grant agreement under what circumstances a participant may retain stock awards after termination of employment or service, and the circumstances under which stock awards may be forfeited.

The Committee will determine whether and under what conditions participants will have the right to vote shares of common stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that a participant’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions. Notwithstanding anything to the contrary, in no event may any dividends or other distributions payable with respect to any stock awards be paid unless and until any such stock awards to which any such dividends or other distributions relate are vested. Accumulated dividends may be paid in cash, shares of common stock or in such other form as dividends are paid on common stock, as determined by the Committee.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate in the Amended Plan. SARs may be granted in tandem with, or independently of, any option granted under the Amended Plan. Upon exercise of an SAR, the participant will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount for the SAR. Payment will be made in cash, shares of common stock or a combination of the two.

The base amount of each SAR will be determined by the Committee and will be not less than the last sale price of a share of common stock reported on the NYSE on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable, provided that the Vesting Requirements and Vesting Exceptions will apply to all SARs granted under the Amended Plan on or after the Amended Effective Date. The Committee will determine under what circumstances and during what time periods a participant may exercise an SAR after termination of employment or service.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Amended Plan. These grants will be based on or measured by shares of common stock, and will be payable in cash, in shares of common stock or in a combination of cash and shares of common stock. The terms and conditions for other stock-based awards will be determined by the Committee, provided that the Vesting Requirements and Vesting Exceptions will apply to all other stock-based awards granted under the Amended Plan on or after the Amended Effective Date.

Qualified Performance-Based Compensation.    The Amended Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, dividend equivalents or other stock-based awards granted to employees under the Amended Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Internal Revenue Code Section 162(m) (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the relevant performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the participant’s death or disability during the performance period, a change in control, or other specified circumstances, in each case consistent with Department of the Treasury regulations.

The performance goals, to the extent designed to meet the requirements of Internal Revenue Code Section 162(m), will be based on one or more of the following measures: stock price, earnings per share, price-earnings multiples, appreciation in value of shares, net income, income from operations, pre-tax income, pro-forma net income, net sales, organization or sales growth, number of days sales outstanding in accounts receivable, productivity, operating margins, profit margins, economic value added, consolidated income before or after taxes (including earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, return on stockholder equity, total shareholder return, return on invested capital, expenses, book value, value of assets, expense management, improvements in capital structure, profitability, growth in assets, unit volume, sales, cash flow, market share, credit rating, personnel (headcount) performance goals, regulatory compliance goals, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, customer satisfaction goals, customer retention goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions, divestitures or strategic partnerships. The performance goals may relate to one or more business units or the performance of our company and our subsidiaries as a whole, or any combination of the foregoing.

The Committee will not have the discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable under grants designated by the Committee as qualified performance-based compensation. At the end of the performance period, the Committee will certify the performance results for the performance period, and determine the amount, if any, to be paid under each grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant agreement.

Deferrals.    The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with any grant under the Amended Plan. The Committee will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions.    If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, combination or exchange of shares, merger, reorganization, consolidation, reclassification, change in par value or any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock any individual may receive under grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Amended Plan, and the price per share or the applicable market value of the grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be aggregated and eliminated. In addition, in the event of a change in control, the provisions of the Amended Plan applicable to a change in control will apply.

Change in Control.    Unless the Board of Directors determines otherwise, effective upon the date of the change in control:

•	All outstanding options and SARs will automatically accelerate and become fully exercisable;

•	The restrictions and conditions on all outstanding stock awards will immediately lapse; and

•	All stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target values, or in such greater amounts as the Board of Directors may determine.

Notwithstanding the foregoing, in the event of a change in control, the Board of Directors may take any of the following actions with respect to any or all outstanding grants under the Amended Plan without participant consent:

•

Require that participants surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Board of Directors, in an amount equal to the amount, if any, by which the then fair market value of the shares subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable and on such terms as may be determined by the Board of Directors;

•	After giving participants the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Board of Directors deems appropriate;

•

Determine whether participants holding stock units, other stock-based awards or dividend equivalents will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in such amount and form and on such terms as may be determined by the Board of Directors; or

•

Determine that outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) that have value and terms that are at least equivalent to grants in effect before the change in control.

For purposes of the Amended Plan, a change in control will be deemed to have occurred if one of the following events occurs:

•

Any person becomes the beneficial owner of shares of common stock representing more than 50 percent of the total number of votes that may be cast for the election of directors of the Board of Directors;

•

Consummation of any merger or other business combination of our company, sale of all or substantially all of our assets or a combination of the foregoing transactions, other than a transaction involving only us and one or more of our subsidiaries or a transaction immediately following which our stockholders immediately prior to the transaction continue to have a majority of the voting power in the resulting entity; or

•

A majority of the members of the Board of Directors is replaced during any 24-month period by directors whose appointment or election is not endorsed by at least two-thirds of the members of the Board of Directors prior to the date of the appointment or election.

The Board of Directors may provide in a grant agreement that a sale or transaction involving a subsidiary or one of our business units will be considered a change in control for purposes of a grant, or establish other provisions that will be applicable in the event of a specified transaction.

Transferability of Grants.    Only the participant may exercise rights under a grant during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. The Committee may provide, in a grant agreement, that a participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, and according to such terms as the Committee may determine.

Participants Outside the United States.    If any individual who receives a grant under the Amended Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable country.

No Repricing or Replacement of Options or SARs.    The Committee may not reprice or replace any stock options or SARs and the Board of Directors may not amend the Amended Plan to permit repricing or replacement of the stock options or SARs, without prior stockholder approval.

No Reload of Options.    The Committee may not grant stock options that provide for the grant of the same number of stock options as the number of shares used to pay for the exercise price of stock options or shares used to pay withholding taxes (i.e., “reloads”).

Clawback Policy.    All awards (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any award or upon the receipt or resale of any shares underlying the award) shall be subject to the provisions of (i) any claw-back policy we adopt that is intended to comply with the requirements of any applicable laws, rules or regulations, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) any claw-back agreement we enter into with an individual participant.

Amendment and Termination of the Amended Plan.    The Board of Directors may amend or terminate the Amended Plan at any time, subject to stockholder approval of any amendment for which such approval is required under any applicable laws or stock exchange requirements. The Amended Plan will terminate on May 1, 2023, unless the Amended Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with stockholder consent.

Stockholder Approval for Qualified Performance-Based Compensation.    The Amended Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Amended Plan, if required by Internal Revenue Code Section 162(m) for qualified performance-based compensation.

New Plan Benefits.

No equity grants have been made under the Amended Plan. Awards to employees under the Amended Plan will be discretionary, so it is not currently possible to predict the number of shares of common stock that will be granted or who will receive grants under the Amended Plan after the Annual Meeting. Under our Board of Directors’ policy for compensating directors, each director receives compensation (i.e., annual retainer and meeting fees) in the form of shares of our common stock each quarter, unless the director elects to defer payment of such compensation until the director ceases to be a member of our Board of Directors. A director may also elect each year for the next following year to receive his or her compensation 50 percent in cash and 50 percent in shares of common stock instead of 100 percent in shares of common stock. See “Corporate Governance—Compensation Plan for Directors” and “Corporate Governance—Deferred Compensation Plan for Directors” for additional information. In addition to the foregoing compensation, our directors are eligible to receive annual stock option grants under our Compensation Plan for Directors. In 2013 and for future years, the granting of annual stock options to our non-employee directors occurs on the Monday falling most closely to the midpoint between the dates of our first and second quarter earnings releases. Newly-elected directors are granted an initial option to purchase shares of our common stock on the date of their election. In 2012, we granted to each non-employee director a stock option with a grant date fair value (calculated in accordance with U.S. GAAP) equal to the $90,000 basic annual retainer amount described above (which is the basic amount received by non-employee directors not serving as lead director or as chairperson of a standing committee of the Board of Directors). Effective for 2013, the

grant date fair value of equity grants made to non-employee directors will increase from $90,000 to $110,000, to bring total director compensation up to levels that we believe are consistent with our peer companies. See “Corporate Governance—Annual Equity Grants for Directors” for additional information.

United States Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to stock options to be granted under the Amended Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. The discussion is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.

Incentive Stock Options.    The grant or exercise of an ISO generally has no income tax consequences for the optionee or the issuing corporation. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax. The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of ours (or certain of our affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). We will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares, unless such disposition occurs prior to the expiration of the holding period described above.

In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Internal Revenue Code Sections 162(m) and 280G (as described below), we are generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

Non-Qualified Stock Options.    In general, an optionee will realize no taxable income upon the grant of a Non-ISO and we will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a Non-ISO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short- term or long-term capital gain or loss depending upon his or her holding period for the stock. Subject to the limitations under Internal Revenue Code Sections 162(m) and 280G, we will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Section 16(b).    Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability with regard to both ISOs and Non-ISOs as a result of special tax rules regarding the income tax consequences concerning their stock options.

Internal Revenue Code Section 162(m).    In general, Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000, subject to certain exceptions. “Covered employees” means a company’s chief executive officer and each other person whose compensation is required to be disclosed in the company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the company (other than the company’s chief executive officer or principal financial officer) as of the end of a taxable year. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established objective performance goals established by a compensation committee that is comprised solely of two or more “outside directors,” is not considered in determining whether a “covered employee’s” compensation exceeds $l,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any participant during a specified period of the plan under which the options are granted, is approved by stockholders and is administered by a committee comprised of outside directors. Subject to stockholder approval of the Section 162(m) performance goals under the Amended Plan, it is intended that certain awards under the Amended Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

Parachute Payments.    In the event that the payment or vesting of any award under the Amended Plan is accelerated because of a change in ownership (as defined in Internal Revenue Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Internal Revenue Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to us and the participant would be subject to a 20 percent excise tax on such portion of the payment.

Internal Revenue Code Section 409A.    Internal Revenue Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1 percent will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20 percent tax. While most awards under the Amended Plan are anticipated to be exempt from the requirements of Internal Revenue Code Section 409A, awards that are not exempt are intended to comply with Internal Revenue Code Section 409A.

Your Board of Directors unanimously recommends a vote FOR the approval of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan.

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS

In accordance with the provisions of Section 14A of the Exchange Act, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s rules. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables and related disclosures included in this proxy statement. In accordance with the advisory vote of our stockholders at our 2011 Annual Meeting of Stockholders, we are providing to our stockholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our named executive officers.

As described under “Compensation Discussion and Analysis,” our compensation objectives have focused on providing compensation that is competitive, includes meaningful performance incentives, aligns the interests of our executive officers and stockholders and provides an incentive for long-term continued employment with us.

We believe that our compensation program, which includes meaningful, performance-based components, has met these objectives and has enabled us to attract, motivate and retain talented executives who have helped us achieve strong financial results. Please refer to the “Compensation Discussion and Analysis” for a detailed discussion of the performance goals addressed by our incentive programs and our compensation programs generally. Moreover, we believe that our compensation program is aligned with the long-term interests of our stockholders, and contributed to our achievement of an average annual total stockholder return over the past one, five and ten years of 18.7 percent, 15.9 percent and 19.2 percent, respectively.

At our 2012 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the 2011 compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved compensation to our named executive officers, with over 98 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2012, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation & Organization Committee continued our general approach to executive compensation for 2012. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Organization Committee will continue to seek and consider stockholder feedback in the future.

Accordingly, the Board of Directors recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Church & Dwight Co., Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement for the 2013 Annual Meeting of Stockholders.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, our Compensation & Organization Committee values the opinions expressed by our stockholders, will continue to seek and consider stockholder feedback in the future, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Your Board of Directors unanimously recommends a vote FOR approval of compensation of our named executive officers.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche LLP to serve as our independent registered accountant for 2013. In accordance with past practice, this selection will be presented to the stockholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by the stockholders. Deloitte & Touche LLP has served as our independent registered accountant since 1969.

A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the Annual Meeting, if he or she desires to do so.

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by phone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, Computershare Investor Services LLC, 250 Royall Street, Canton, MA 02021, telephone: 312-588-4219. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and persons holding more than ten percent of our common stock, are required to file with the Securities and Exchange Commission initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2012, except that Messrs. Conish, Farrell and Fleming and Dr. Siracusa each filed one late report relating to a single transaction that occurred on March 15, 2012, and Mr. Huns filed one late report relating to a single transaction that occurred on May 14, 2012.

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

Any proposals submitted by stockholders for inclusion in our proxy statement and proxy for the 2014 Annual Meeting of Stockholders must be received at our principal executive offices (to the attention of the Secretary) no later than November 21, 2013 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2014 Annual Meeting of Stockholders, other than a proposal for inclusion in the proxy statement pursuant to Securities and Exchange Commission regulations, or who wants to nominate a person for election to the Board of Directors at that meeting, must provide a written notice that sets forth the specified information described in our Certificate of Incorporation concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth on the first page of this proxy statement, no later than November 21, 2013. A copy of our Certificate of Incorporation can be obtained upon request directed to the Office of the Secretary at the address set forth on the first page of this proxy statement.

ANNUAL REPORT AND FORM 10-K

Our annual report to stockholders for 2012, including financial statements, is being furnished, simultaneously with this proxy statement, to all stockholders of record as of the close of business on March 4, 2013, the record date for voting at the Annual Meeting. A copy of our Annual Report and Form 10-K for the year ended December 31, 2012, including the financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to stockholders upon written request to Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628 Attention: Secretary. The Form 10-K provided to stockholders will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.

By Order of the Board of Directors,

PATRICK D. DE MAYNADIER

Executive Vice President, General Counsel and

Secretary

Ewing, New Jersey

March 21, 2013

Appendix A—Omnibus Equity Compensation Plan

CHURCH & DWIGHT CO., INC.

AMENDED AND RESTATED

OMNIBUS EQUITY COMPENSATION PLAN

Adopted by Board of Directors on January 30, 2013

Approved by Stockholders on [•], 2013

CHURCH & DWIGHT CO., INC.

AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

1. Purpose

The purpose of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan is to provide (i) designated employees of Church & Dwight Co., Inc. (the “Company”) and its Subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive Grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Amended and Restated Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders. The Amended and Restated Plan was originally adopted by the Board on March 5, 2008, as the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan, subject to the receipt of shareholder approval (which was obtained at the 2008 annual meeting of the Company’s shareholders) in accordance with the requirements of the laws of the State of Delaware. The Board subsequently approved this Amended and Restated Plan, effective upon the receipt of shareholder approval in accordance with the requirements of the laws of the State of Delaware at the Company’s 2013 annual shareholders’ meeting held or to be held on May 2, 2013. If the Amended and Restated Plan is not so approved by the Company’s shareholders, all provisions of the Initial Plan shall remain effective without regard to any amendments under the Amended and Restated Plan.

2. Definitions

Whenever used in this Amended and Restated Plan, the following terms will have the respective meanings set forth below:

(a) “409A Covered Grant” means a Grant that constitutes “non-qualified deferred compensation” within the meaning of section 409A of the Code.

(b) “Amended and Restated Plan” means this Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, as amended from time to time.

(c) “Amended Effective Date” means the date the shareholders of the Company approve the Amended and Restated Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” shall be deemed to have occurred if:

(i) Any Person becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Company Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Company;

(ii) The consummation of any merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; or

(iii) Within any 24-month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision;

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provided, however, that, notwithstanding the foregoing, with respect to any Grant (including any payment in respect thereof) granted under the Amended and Restated Plan which constitutes a 409A Covered Grant, solely to the extent necessary to comply with section 409A of the Code, the definition of “Change of Control” in this section 2(e) shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case, within the meaning of Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended

(g) “Committee” means (i) with respect to Grants to Employees, the Compensation & Organization Committee of the Board or another committee appointed by the Board to administer the Amended and Restated Plan, provided that such committee shall consist of two (2) or more individuals who are (A) “non-employee directors” as defined in rule 16b-3 as promulgated under section 16 of the Exchange Act, (B) “outside directors” to the extent required by and within the meaning of section 162(m) of the Code and related Treasury regulations, and (C) “independent directors” as defined under New York Stock Exchange Listed Company Manual Rule 303A.02 or any other applicable national securities listing standards, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(h) “Company” means Church & Dwight Co., Inc. a corporation organized under the laws of the state of Delaware, or any successor corporation.

(i) “Company Stock” means the common stock of the Company.

(j) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(k) “Employee” means an employee of the Employer (including employees who are officers or members of the Board), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Amended and Restated Plan, unless the Committee determines otherwise.

(l) “Employer” means the Company, its successors and assigns, any Parent or Subsidiary, or any organization into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(o) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of section 422 or 409A of the Code, as applicable.

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(p) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Amended and Restated Plan.

(q) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(s) “Initial Plan” means the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan, as approved by the Board on March 5, 2008 and approved by the Company’s shareholders on May 1, 2008.

(t) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(u) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(v) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(w) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 10.

(x) “Parent” means any parent corporation of the Company within the meaning of section 424(e) of the Code.

(y) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Amended and Restated Plan.

(z) “Person” shall have the meaning ascribed thereto in section 3(a)(9) of the Exchange Act, as modified, applied and used in sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

(aa) “Restriction Period” means the period during which Stock Awards are subject to restrictions pursuant to Section 9 hereof.

(bb) “SAR” means a stock appreciation right as described in Section 10.

(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(dd) “Stock Award” means an award of Company Stock as described in Section 9.

(ee) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(ff) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 of the Securities Act.

3. Administration

(a) Committee. The Amended and Restated Plan shall be administered and interpreted by the Committee. However, the Board or the Committee of the Board may delegate its authority under the Amended and Restated Plan to a sub-committee or to one or more senior executive officers of the Company to the extent permitted by applicable law and applicable stock exchange rules, subject to any restrictions or limitations as may be imposed by the Board or the Committee. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Amended and Restated Plan into effect. To the extent applicable, the Amended and Restated Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith. Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Grants to Participants who are residing or employed in, or subject to the taxes of, countries other than the United States to

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accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Amended and Restated Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Amended and Restated Plan as then in effect for any other purposes.

(b) Committee Authority. The Committee shall have the authority to (i) determine the Participants to whom Grants shall be made under the Amended and Restated Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 19 below, and (v) deal with any other matters arising under the Amended and Restated Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Amended and Restated Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Amended and Restated Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Amended and Restated Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive and binding on all persons having any interest in the Amended and Restated Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Amended and Restated Plan and need not be uniform as to similarly situated Participants.

4. Grants

(a) Grants under the Amended and Restated Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement. Grants under a particular Section of the Amended and Restated Plan need not be uniform as among the Participants.

5. Shares Subject to the Amended and Restated Plan

(a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Amended and Restated Plan is 18,000,000 shares, subject to adjustment as described in subsection (e) below.

(b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Amended and Restated Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Amended and Restated Plan is 2,000,000 shares, subject to adjustment as described in subsection (e) below.

(c) Source of Shares; Share Counting. Shares issued under the Amended and Restated Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Amended and Restated Plan. If and to the extent Options or SARs granted under the Amended and Restated Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Amended and Restated Plan. The number of shares of Company Stock available for the purpose of Grants under the Amended and Restated Plan shall be reduced by (i) the total number of Options or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the shares of Company Stock underlying such Grants are not actually issued to the Participant as the result of a net exercise or settlement, and (ii) any shares of Company Stock issued pursuant to the Amended and Restated Plan used to pay any Exercise Price, purchase price or tax withholding obligation with respect to any Grants. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase shares of Company Stock on the open market for reuse under the Amended and Restated Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Amended and Restated Plan, without regard to the number of shares issued upon exercise of the SARs and

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without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid solely in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(d) Individual Limits. All Grants under the Amended and Restated Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Amended and Restated Plan to any individual during any calendar year shall be 1,500,000 shares, subject to adjustment as described in subsection (e) below. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $100,000.

(e) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Amended and Restated Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Amended and Restated Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Amended and Restated Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be aggregated and eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Amended and Restated Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive. The existence of the Amended and Restated Plan and the Grants hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Company Stock, the dissolution or liquidation of the Company or its affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

6. Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Amended and Restated Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

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(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than (but shall not be less than) the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall vest and become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. Notwithstanding the foregoing, any Option granted on or after the Amended Effective Date shall have a minimum vesting schedule of (A) one year, if the satisfaction of the vesting conditions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the satisfaction of the vesting conditions is based solely on the continued performance of services by the Participant (with vesting conditions as to no more than 1/3rd of the shares of Stock subject thereto being satisfied on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan).

(ii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company in a form provided by or acceptable to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

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(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Amended and Restated Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code. In addition, if an Employee does not remain employed by the Company or a parent or subsidiary, as defined in section 424 of the Code, at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Amended and Restated Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Amended and Restated Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(g) No Reloads. Notwithstanding anything herein to the contrary, the Committee may not grant Options that provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

8. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals; provided, however, notwithstanding any other provision of the Plan to the contrary, any Stock Unit granted on or after the Amended Effective Date shall have a minimum vesting schedule of (A) one year, if the satisfaction of the vesting conditions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the satisfaction of the vesting conditions is based solely on the continued performance of services by the Participant (with vesting conditions as to no more than 1/3rd of the shares of Stock subject thereto being satisfied on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan). Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units in accordance with the terms set forth herein.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may

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provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee. Notwithstanding anything herein, no Dividend Equivalent shall be paid unless and until the Stock Unit in connection with which the Dividend Equivalent is granted vests. For the avoidance of doubt, no Dividend Equivalent will be granted in connection with Options or SARs.

9. Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under and in accordance with this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals; provided, however, that notwithstanding any other provision of the Plan to the contrary, the Restriction Period with respect to any Grant of Stock Award granted on or after the Amended Effective Date shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than 1/3rd of the shares of Stock subject thereto lapsing on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan). The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a) or as otherwise determined by the Committee. If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. Subject to section 16 of the Amended and Restated Plan, the Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the Restriction Period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Notwithstanding anything to the contrary, in no event shall any dividends or other distributions payable hereunder be paid unless and until any such shares of Stock Award to which any such dividends or other distributions relate are vested. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

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10. Stock Appreciation Rights and Other Stock-Based Awards

(a) SARs. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i) General Requirements. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the Grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability. An SAR shall vest and become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason; provided, however, notwithstanding any other provision of the Plan to the contrary, any SAR granted on or after the Amended Effective Date shall have a minimum vesting schedule of (A) one year, if the satisfaction of the vesting conditions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the satisfaction of the vesting conditions is based solely on the continued performance of services by the Participant (with vesting conditions as to no more than 1/3rd of the shares of Stock subject thereto being satisfied on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan). The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service in accordance with the terms set forth herein. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(vi) Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(b) Other Stock-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a

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combination of the two, as determined by the Committee in the Grant Agreement. Notwithstanding any other provision of the Plan to the contrary, the period during which any Other Stock-Based Awards granted on or after the Amended Effective Date are subject to restrictions shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than 1/3rd of the shares of Stock subject thereto lapsing on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan).

11. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply. This Amended and Restated Plan (including this Section 11) is intended to comply with the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Performance Goals. When Grants are made under this Section 11, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation.” The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals that are based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, appreciation in value of shares, net income, income from operations, pre-tax income, pro-forma net income, net sales, organization or sales growth, number of days sales outstanding in accounts receivable, productivity, operating margins, profit margins, economic value added, consolidated income before or after taxes (including earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, return on shareholder equity, total shareholder return, return on invested capital, expenses, book value, value of assets, expense management, improvements in capital structure, profitability, growth in assets, unit volume, sales, cash flow, market share, credit rating, personnel (headcount) performance goals, regulatory compliance goals, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, customer satisfaction goals, customer retention goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions, divestitures or strategic partnerships. The performance goals may relate to one or more business units or the performance of the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

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(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 11 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

12. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals in a manner intended to be consistent with applicable requirements of section 409A of the Code.

13. Withholding of Taxes

(a) Required Withholding. All Grants under the Amended and Restated Plan shall be subject to applicable federal (including FICA and Medicare), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA and Medicare), state and local tax liabilities.

14. Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

15. Consequences of a Change of Control

(a) Notice and Acceleration. Unless the Board determines otherwise before a Change of Control, effective upon the date of a Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Board may determine.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Board may take any one or more of the following actions with respect to or all outstanding Grants, without the consent of any Participant: (i) the Board may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Board determines, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Board may terminate any or all unexercised Options and SARs at such time as the Board

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deems appropriate, (iii) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Board may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Board, or (iv) the Board may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) that have value and terms that are at least equivalent to Grants in effect before the Change of Control. Without limiting the foregoing, if the per share Fair Market Value of Company Stock does not exceed the per share Exercise Price or base price of an Option or SAR, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Board may specify.

(c) Other Transactions. The Board may provide in a Grant Agreement that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Board may establish other provisions that shall be applicable in the event of a specified transaction, including as may be required by section 409A of the Code.

16. Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal and stock exchange requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Amended and Restated Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant. If at any time counsel to the Company shall be of the opinion that any issuance, sale or delivery of shares of Company Stock pursuant to a Grant is or may in the circumstances (i) be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, or (ii) constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or national securities exchange, the Company shall have no obligation to make such issuance, sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Company Stock or Grants, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such issuance, sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

17. Amendment and Termination of the Amended and Restated Plan

(a) Amendment. The Board may amend or terminate the Amended and Restated Plan at any time; provided, however, that if an amendment is required to be approved by the shareholders under applicable law or stock exchange requirements, the Board shall provide that any such amendment shall be subject to approval by the Company’s shareholders. No amendment or termination of this Amended and Restated Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Amended and Restated Plan, unless such right has been reserved in the Amended and Restated Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Amended and Restated Plan to the contrary, the Board may amend the Amended and Restated Plan in such manner as it deems appropriate in order to comply with a change in the Code or in applicable law or regulations or to comply with applicable stock exchange requirements.

(b) No Repricing or Replacement Without Shareholder Approval. Notwithstanding anything in the Amended and Restated Plan to the contrary, the Committee may not reprice or replace Options or SARs, nor may the Board amend the Amended and Restated Plan to permit repricing or replacement of Options or SARs, unless the shareholders of the Company provide prior approval for such repricing or replacement. As used herein, the term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed

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Company Manual, as in effect from time to time. In addition, there shall be no other repricing or replacement of Options or SARs without prior shareholder approval, including any cash buyouts or voluntary surrender or exchange of Options or SARs whose strike price is above the then-Fair Market Value of Company Stock.

(c) Shareholder Approval for “Qualified Performance-Based Compensation.” The Amended and Restated Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 11 if additional Grants are to be made under Section 11 after such date and if required by section 162(m) of the Code

(d) Termination of Amended and Restated Plan. The Amended and Restated Plan shall terminate on the day immediately preceding the tenth anniversary of the Amended Effective Date, unless the Amended and Restated Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Amended and Restated Plan shall not impair the power and authority of the Committee with respect to any outstanding Grant.

18. Section 409A of the Code

(a) Although the Company does not guarantee the particular tax treatment of any Grant under the Amended and Restated Plan, Grants made under the Amended and Restated Plan are intended to comply with, or be exempt from, the applicable requirements of section 409A of the Code and the Amended and Restated Plan and any Grant agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by section 409A of the Code or any damages for failing to comply with section 409A of the Code.

(b) Notwithstanding anything in the Amended and Restated Plan or in a Grant agreement to the contrary, the following provisions shall apply to any 409A Covered Grants:

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Grant providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code section 409A and, for purposes of any such provision of the 409A Covered Grant, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Amended and Restated Plan or the Grant, if the Participant is deemed on the date of the Participant’s termination of employment, directorship or consultancy to be a “specified employee” within the meaning of that term under section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code section 409A, then with regard to any such payment under a 409A Covered Grant, to the extent required to be delayed in compliance with section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 18(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii) Whenever a payment under a 409A Covered Grant specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

19. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Amended and Restated Plan shall be construed to (i) limit the right of the Committee to make Grants under this Amended and Restated Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Amended and Restated Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a

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corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Amended and Restated Plan and from those of the substituted grants, as determined by the Committee

(b) Compliance with Law. The Amended and Restated Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws, stock exchange requirements, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Amended and Restated Plan and all transactions under the Amended and Restated Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements; provided, however, that the Company makes no guarantee of any particular tax treatment with respect to any Grant made under this Amended and Restated Plan. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Amended and Restated Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Amended and Restated Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Clawback. All Grants (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any Grant or upon the receipt or resale of any shares of Common Stock underlying the Grant) shall be subject to the provisions of (i) any claw-back policy adopted by the Company that is intended to comply with the requirements of any applicable laws, rules or regulations, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder and (ii) any claw-back agreement entered into between a Participant and the Company.

(d) Enforceability. The Amended and Restated Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Amended and Restated Plan; Limitation on Rights. This Amended and Restated Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Amended and Restated Plan. Nothing contained in the Amended and Restated Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) No Right to Grants or Employment or Service. Nothing in this Amended and Restated Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Amended and Restated Plan. Neither this Amended and Restated Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Amended and Restated Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions

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as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Performance Goals for Grants made Outside of Section 11. With respect to any Grant made outside of Section 11 that is not intended to qualify as “qualified performance-based compensation” for purposes of section 162(m) of the Code, the Committee may make such Grant subject to the achievement of any performance goals designated by the Committee, including, without limitation, the performance criteria contained in Section 11(c) hereof or any other financial or other measurement deemed appropriate by the Committee.

(j) Governing Law. The validity, construction, interpretation and effect of the Amended and Restated Plan and Grant Agreements issued under the Amended and Restated Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

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CHURCH & DWIGHT CO., INC. PRINCETON SOUTH CORPORATE PARK 500 CHARLES EWING BOULEVARD EWING, NJ 08628

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M55177-P33519 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

CHURCH & DWIGHT CO., INC.
The Board of Directors recommends that you vote FOR the following nominees:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Bradley C. Irwin	☐	☐	☐
	1b.	Penry W. Price	☐	☐	☐
	1c.	Arthur B. Winkleblack	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposals:							For	Against	Abstain
2.	Approval of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan.						☐	☐	☐
3.	Advisory vote to approve compensation of our named executive officers.						☐	☐	☐
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013.						☐	☐	☐
To act on such other business as may properly be brought before the meeting and any adjournments or postponements thereof.
For address changes and/or comments, please check this box and write them on the reverse side where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No		IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign exactly as your name(s) appear(s) hereon. All holders, including joint owners, must sign below. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If the holder is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be held on May 2, 2013:

The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report to Stockholders

are available at www.proxyvote.com.

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M55178-P33519

CHURCH & DWIGHT CO., INC.

Annual Meeting of Stockholders - May 2, 2013

This proxy is solicited by the Board of Directors

The undersigned hereby appoints T. ROSIE ALBRIGHT, JAMES R. CRAIGIE and PATRICK D. DE MAYNADIER, and each of them, proxies, each with full power of substitution, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Church & Dwight Co., Inc. to be held on Thursday, May 2, 2013 at Church & Dwight Co., Inc. Princeton South Corporate Park, 500 Charles Ewing Boulevard., Ewing, NJ 08628 at 12:00 p.m., and at all adjournments or postponements thereof, subject to the directions indicated on the reverse side of this proxy card.

If you are a participant in the Church & Dwight Co., Inc. Retirement Investment Fund Plans (the “401(k) Plans”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 11:59 p.m. Eastern Time on April 29, 2013, or for which no voting instructions are specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side